UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2023 Annual Meeting and Proxy Statement

it's what's
inside
that counts

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held On January 11, 2023

Date:

Wednesday,

January 11, 2023

Time:

10:00 a.m.,

Central Standard Time

Place:

Commercial Metals Company

CMC Hall, 9th Floor

6565 North MacArthur Blvd.

Irving, Texas 75039

Record Date:

November 14, 2022

Agenda:

(1)  the election of the two persons named in the accompanying proxy statement to serve as Class I directors until the 2026 annual meeting of stockholders and until their successors are elected;

(2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023;

(3) an advisory vote on executive compensation; and

(4) the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

You are cordially invited to attend the annual meeting of stockholders of Commercial Metals Company (“we,” “CMC” or the “Company”), to be held at 10:00 a.m., Central Standard Time, on January 11, 2023 (and any postponement or adjournment thereof) in CMC Hall at our corporate headquarters located at 6565 North MacArthur Boulevard, 9th Floor, Irving, Texas 75039 (the “Annual Meeting”).

In order to be admitted to the Annual Meeting, you are required to bring proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification. You may obtain directions to the Annual Meeting by contacting us at (214) 689-4300.

We have elected to provide access to our proxy materials over the Internet at www.proxydocs.com/CMC instead of mailing printed copies of those materials to each stockholder. We believe that furnishing these materials electronically allows us to more efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Annual Meeting on the environment. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials you previously received. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically, unless you specifically request a printed copy. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by one of the following ways:

Mail Return the proxy card by mail	Phone Call the toll-free number provided on the proxy card	Online Follow online instructions on the proxy card	At the Meeting Attend the annual meeting with your ID and nominee issued proxy

Voting instructions are described in the Notice Regarding the Availability of Proxy Materials you previously received. Proxies forwarded by or for banks, brokers, trusts or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

By Order of the Board of Directors,

JODY K. ABSHER

Secretary

Irving, Texas

November 22, 2022

Cautionary Note Regarding Forward-Looking Statements; Available Information

This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this proxy statement. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. We describe risks and uncertainties that could cause actual results and events to differ materially in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2022. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

References to our website in this proxy statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this proxy statement or incorporated into any other filings we make with the Securities and Exchange Commission.

 PROXY STATEMENT FOR ANNUAL MEETING

 OF STOCKHOLDERS

To Be Held on January 11, 2023

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Commercial Metals Company for use at the Annual Meeting of our stockholders to be held on Wednesday, January 11, 2023 at 10:00 a.m., Central Standard Time, in CMC Hall at the Company’s corporate headquarters at 6565 North MacArthur Boulevard, 9th Floor, Irving, Texas 75039, and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which this proxy statement and accompanying proxy card are first being made available to stockholders is November 22, 2022.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request a printed copy. Instead, on or about November 22, 2022, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the Internet. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials will also instruct you as to how you may submit your proxy on the Internet.

Shares represented by each proxy, if properly executed and returned to us prior to the Annual Meeting in accordance with the instructions in the accompanying proxy card and the Notice Regarding the Availability of Proxy Materials, will be voted as directed, but if not otherwise specified, will be voted as follows:

•	FOR Proposal 1 – the election of the two director nominees named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023; and

•	FOR Proposal 3 – the proposal to approve, on an advisory basis, the compensation of our named executive officers.

A stockholder executing a proxy may revoke it at any time before it is voted (or in the case of voting by phone or Internet, prior to the close of voting) by giving written notice to the Secretary of the Company, by subsequently executing and delivering a new proxy or by voting in person at the Annual Meeting.

Stockholders of record can simplify their voting and reduce our cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank, broker, trust or other nominee, the availability of telephone and Internet voting will depend upon the voting processes of the bank, broker, trust or other nominee. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank, broker, trust or other nominee.

Stockholders who elect to vote via telephone or the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on January 10, 2023. Instructions for voting via telephone or the Internet are contained in the Notice Regarding the Availability of Proxy Materials. Only stockholders of record on November 14, 2022 are entitled to notice of and to attend and/or vote at the Annual Meeting or any adjournments of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices located at 6565 North MacArthur

Commercial Metals Company    2022 Proxy Statement    1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

Boulevard, Suite 800, Irving, Texas 75039 for a period of ten days prior to the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. Proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, trust, bank or other nominee will suffice for admission to the meeting.

Commercial Metals Company    2022 Proxy Statement    2

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time January 11, 2023 10:00 a.m. CST	Location Commercial Metals Company CMC Hall, 9th Floor 6565 N. MacArthur Blvd. Irving, Texas 75039
Record Date November 14, 2022

Voting

Stockholders as of the record date are entitled to vote. Each share of common stock entitles the holder thereof to one vote for each director to be elected and one vote for each of the other matters to be voted upon.

Voting Matters	Page	Board Vote Recommendation

Proposal 1 Election of Directors	18	FOR each of our Board’s Director Nominees

Proposal 2 Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm	65	FOR

Proposal 3 Advisory vote on executive compensation	67	FOR

Ongoing Enhancements

•  We continued our commitment to proactive director refreshment with the addition of four new directors over the past three years.

•  In 2022, we updated our annual Sustainability Report to include disclosure of Scope 3 emissions.

•  We achieved record setting financial performance across multiple metrics in fiscal year 2022 surpassing many of the records set in the prior fiscal year.

Fiscal Year 2022 Highlights

Another Record Setting Year

$1.22B	Net Earnings

Increased Stockholder Value Creation

25.5% Return on Invested Capital[1]

$162M	Shares Repurchased under $350M Buyback Program

[1]	“Return on Invested Capital” is a non-GAAP measure. Please refer to Appendix A for more information.

[2]

On October 11, 2022 the Board declared a regular quarterly cash dividend of $0.16 per share of common stock, paid on November 10, 2022 to stockholders of record as of the close of business on October 27, 2022.

Commercial Metals Company    2022 Proxy Statement    3

PROXY STATEMENT SUMMARY

Director Nominees and Continuing Director Highlights

VICKI L. AVRIL-GROVES Retired – Former President and CEO of IPSCO Tubulars, Inc. Age: 68 Director Since: 2014 Committees: «●● Other Public Company Boards: 2	LISA M. BARTON Former EVP and COO, American Electric Power Co., Inc Age: 57 Director Since: 2020 Committees: «● ● Other Public Company Boards: None	PETER R. MATT EVP and CFO, Constellium N.V. Age: 60 Director Since: 2020 Committees: «● ● Other Public Company Boards: None	GARY E. MCCULLOUGH Retired – Former CEO of ARI Packaging, Inc. Age: 64 Director Since: 2021 Committees: ●● Other Public Company Boards: 1

JOHN R. MCPHERSON Former EVP and Chief Financial & Strategy Officer, Vulcan Materials Company Age: 54 Director Since: 2022 Committees: ●● Other Public Company Boards: None	SARAH E. RAISS◇ Retired – Former EVP, Corporate Services, TransCanada Corporation Age: 65 Director Since: 2011 Committees: ●● Other Public Company Boards: 2	BARBARA R. SMITH Chairman, President and CEO of Commercial Metals Company Age: 63 Director Since: 2017 Other Public Company Boards: 1	CHARLES L. SZEWS Retired – Former President and CEO of Oshkosh Corporation Age: 66 Director Since 2014 Committees: «●● Other Public Company Boards: 1
◇Lead Director « Chair ● Audit Committee ● Compensation Committee ● Nominating and Corporate Governance Committee ● Finance Committee

Board Skills & Experience Matrix*

The skills and experiences include set forth below are
critical to the Board’s ability to provide effective
oversight of the Company and are directly relevant to
the Company’s business.

	Vicki Avril-Groves	Lisa Barton	Peter Matt	Gary McCullough	John McPherson	Sarah Raiss	Barbara Smith	Charles Szews

Public Company CEO or Senior Executive	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Finance/Accounting	✓		✓	✓	✓		✓	✓
Global Business Experience	✓		✓	✓		✓	✓	✓
Strategy/M&A	✓	✓	✓	✓	✓	✓	✓	✓
Cyber/Information Technology	✓	✓	✓		✓	✓	✓	✓
Government/Regulatory/Trade Matters	✓	✓		✓	✓	✓	✓	✓
Environmental/Sustainability/Climate	✓	✓			✓		✓	✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓
Metals or Related Industry Experience	✓	✓	✓		✓		✓	✓
Manufacturing Experience	✓		✓	✓	✓		✓	✓

*  The table above summarizes the key skills and experiences of each director nominee and continuing director. A check indicates that the director is either a subject matter expert or acquired the attribute through direct experience or direct managerial experience. The fact that a specific skill or experience is not designated does not mean the director lacks knowledge or experience in the area. Each director also contributes other important skills, expertise, experience and personal attributes to our Board that are not reflected in the table above. Additional information regarding the experience, skills and other qualifications of each of our director nominees and continuing directors is included under Proposal 1 – Election of Directors.

Commercial Metals Company    2022 Proxy Statement    4

PROXY STATEMENT SUMMARY

Environmental, Social and Governance (“ESG”) Highlights

By identifying and proactively addressing environmental, social and governance (“ESG”) risks and opportunities, CMC protects and creates value for its stockholders, employees, customers and society as a whole. Our Board maintains oversight over ESG issues at the full Board level and through relevant committees. Our Vice President of Sustainability and Government Affairs, Chief Legal Officer and Chief Human Resources Officer, along with other members of management, provide the Board with regular updates on ESG topics, including the Company’s progress toward our short-term and long-term goals. Also, as part of our ESG management framework, we established a Sustainability Leadership Council in 2020 that is composed of representatives from various operational and functional areas of the Company. The Sustainability Leadership Council is responsible for implementing our sustainability strategy, tracking our ESG progress, and educating managers and employees on sustainability initiatives and best practices. The Sustainability Leadership Council is also responsible for investigating new ESG opportunities, strategies and emerging technologies that have the potential to improve CMC’s performance. In fiscal year 2022, we continued to invest in improving our ESG performance by hiring a dedicated sustainability manager and implementing a global ESG management system that enables us to efficiently collect, store and report ESG data and progress towards our goals.

Highlights of our fiscal year 2022 ESG accomplishments and practices are set forth below. Additional information regarding the Company’s ESG efforts can be found in the Sustainability section of our website at www.cmc.com.

Environmental

127%	88%	14%

increase in electricity from renewable sources since fiscal 2019	water recycling and reuse rate	decrease in Scope 1 and Scope 2 emissions intensity since fiscal 2019

Ahead of Schedule

In 2020, we established goals to increase our use of renewable energy and reduce our energy consumption, Greenhouse Gas (“GHG”) emissions and water withdrawal by 2030. As of August 31, 2022, we are ahead of schedule on three of our four goals.

65%	8.68M	81%

less CO2 emitted from CMC’s electric arc furnace (EAF) mills than the industry average(1)	tons of recycled steel kept out of landfills in fiscal year 2022	less energy usage than the industry average(1)

(1)	Industry averages taken from the World Steel Association indicators 2020 data.

Commercial Metals Company    2022 Proxy Statement    5

PROXY STATEMENT SUMMARY

Social

63%	60%	48%

of our director nominees and continuing directors are ethnically/racially or gender diverse	of our executive leadership team members are diverse	of our employees are ethnically/racially or gender diverse as of August 31, 2022

8 locations received the CRSI Safety Achievement Award in fiscal year 2022 for having an incident rate at least 50% lower than industry average	98		CMC Poland has given humanitarian assistance to Ukrainian war refugees, providing comfort, donations, shelter and logistical support
	of 212 CMC facilities had no recordable injuries in fiscal year 2022

CMC is a proud partner of the American Heart Association	CMC supports the construction of smart homes for disabled veterans in partnership with the Gary Sinise Foundation	CMC Poland named one of Forbes’ 300 Best Employers in Poland	Named by The Dallas Morning News as one of the Top 100 Places to Work

Governance

Board Composition and Independence	Effective Practices	Stockholder Rights

•  8 of 9 directors are independent

•  Regular executive sessions of independent directors at Board and committee meetings

•  Independent Lead Director with robust duties

•  All Board committees are comprised of independent directors

•  Commitment to Board diversity

•  Annual Board and committee self-evaluations and director peer evaluations

•  Proactive Board refreshment with 4 new directors in the last 3 years

•  Directors limited to three other public company directorships

•  Non-employee director stock ownership guidelines require at least 5x annual cash retainer

•  Succession planning for senior leadership

•  Robust risk management framework, with multiple layers of risk assessment and mitigation, including a management risk committee that is overseen by the Board

•  Board and committees regularly review ESG matters

•  Annual review of committee charters and Corporate Governance Guidelines

•  One class of outstanding shares with each share entitled to one vote

•  Stockholder right to call special meetings

•  Annual advisory approval of executive compensation

•  Stockholder proxy access right

•  Majority voting with director resignation policy for uncontested elections

•  No poison pill

Commercial Metals Company    2022 Proxy Statement    6

PROXY STATEMENT SUMMARY

Executive Compensation Advisory Vote

We are asking stockholders to approve, on a non-binding advisory basis, our named executive officer (“NEO”) compensation as described in this proxy statement. Our Board recommends a FOR vote because it believes that our compensation policies and practices are reasonable, competitive and highly focused on pay-for-performance principles, as described in more detail in Proposal 3 beginning on page 67.

Aligning Pay and Performance

The Compensation Committee of our Board (the “Compensation Committee”) designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. Our Annual Cash Incentive Plan is based on Adjusted Earnings and Return on Invested Capital for Compensation Purposes and our Performance-Based Stock Units (“PSUs”) are based on Adjusted EBITDA and TSR.

Best financial performance in Company history in fiscal year 2022 resulted in maximum payouts under Annual Incentive Plan and 2020 – 2022 PSUs.

(1)	Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	Relative Total Shareholder Return (“TSR”) performance and PSU payouts are for the three-year period ended August 31, 2022.
(3)

As used in this proxy statement, “Adjusted Earnings” means adjusted earnings from continuing operations for compensation purposes. Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

(4)	Return On Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Commercial Metals Company    2022 Proxy Statement    7

PROXY STATEMENT SUMMARY

Elements of Target 2022 Total Direct Compensation

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. As illustrated below, for 2022, approximately 86% of the targeted annual compensation for the CEO and, on average, 73% of the targeted annual compensation for the other NEOs, was variable or “at risk” and tied to CMC’s performance.

Commercial Metals Company    2022 Proxy Statement    8

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework, which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do:

✓	Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 34)

✓	Independent executive compensation consultant

✓	Double trigger vesting upon a change in control for equity awards

✓	Analyze risk when setting executive compensation

✓	Majority of NEO compensation is at risk

✓	Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings, Adjusted EBITDA, ROICC and TSR measures
✓	At least 50% of long-term incentive awards are in the form of PSUs

✓	Limited perquisites

✓	Double trigger for market-based severance upon a change in control

✓	Clawback policy for executive incentive compensation

✓	Robust NEO and director stock ownership and retention guidelines

What we don’t do:

×	No hedging, pledging or short sales of CMC stock

×	No dividend equivalents on stock options

×	No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Internal Revenue Code

×	No guaranteed incentive bonus payments
×	No repricing of stock options without stockholder approval

×	No acceleration of vesting upon retirement for equity awards

×	No exceptions on the prohibition of pledging CMC stock as collateral

Commercial Metals Company    2022 Proxy Statement    9

INFORMATION ABOUT THE MEETING AND VOTING

These materials were provided to you because our Board is soliciting your proxy to vote at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This proxy statement describes the matters on which you, as a stockholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about November 22, 2022, we intend to mail a Notice Regarding the Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice Regarding the Availability of Proxy Materials will explain how you may access the proxy materials on the Internet and how you may vote your proxy. If you receive a Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice Regarding the Availability of Proxy Materials. Our Board encourages you to take advantage of the availability of the proxy materials on the Internet.

Q:	Why did my household receive only one copy of the Notice Regarding the Availability of Proxy Materials or proxy materials?

A:

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice Regarding the Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice Regarding the Availability of Proxy Materials or copy of our proxy materials, you may so request by contacting the Secretary of Commercial Metals Company at (214) 689-4300 or by mail to 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Secretary at the contact information shown above.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only stockholders of record as of the close of business on November 14, 2022 are entitled to notice of and to attend and/or vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each share of our common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.

Q:	How can I vote my shares?

A:

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may vote your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials. You may also vote your shares by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card that you will then receive. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, our Board recommends that you submit a proxy card in advance by telephone, Internet or mail. In this way, your shares of common stock will be voted as directed by you even if you are unable to attend the Annual Meeting.

Q:	May I change my vote?

A:	Yes. You may change your vote or revoke your proxy by taking any of the following actions:

•

by giving written notice to the Secretary of Commercial Metals Company at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039 at any time before your vote is exercised at the Annual Meeting;

•	by subsequently executing and delivering a new proxy at any time before it is exercised at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Commercial Metals Company    2022 Proxy Statement    10

INFORMATION ABOUT THE MEETING AND VOTING

Q:	How many shares must be present to conduct the Annual Meeting?

A:

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. As of the close of business on November 14, 2022, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 117,357,637 shares of our common stock, par value $0.01 per share, outstanding, not including approximately 11,703,027 treasury shares. There were no shares of our preferred stock outstanding on November 14, 2022.

Q:	How do I vote if I cannot attend the Annual Meeting in person?

A:

By voting your shares by telephone or via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials or, if you requested a printed copy of our proxy materials, by signing, dating and returning the proxy card you received, you will enable Barbara R. Smith, Paul J. Lawrence and Jody K. Absher, each of whom is named on the proxy card as a “Proxy Holder,” to vote your shares at the Annual Meeting in the manner you indicate. When you vote your shares by proxy, you can specify whether your shares should be voted for or against each of the nominees for director identified in Proposal 1. You can also specify how you want your shares voted with respect to Proposals 2 and 3, which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If you vote by proxy and any other matters are properly presented at the Annual Meeting for consideration, the Proxy Holders will have discretion to vote for you on those matters.

By Telephone:    You can vote by telephone by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.

Via the Internet:    You can vote your shares via the Internet, prior to the Annual Meeting, at www.proxypush.com/CMC. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting via the Internet authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By Mail:    You can vote by mail by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card you will then receive in the postage-paid envelope provided.

Q:	May I vote in person at the Annual Meeting?

A:

Yes, you may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a bank, broker, trust or other nominee, you must bring a legal proxy or other proof from that bank, broker, trust or other nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by telephone, Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares, and this proxy statement and any accompanying documents have been provided directly to you by CMC.

In contrast, if you purchased your shares through a bank, broker, trust or other nominee, the bank, broker, trust or other nominee will be the “stockholder of record” of those shares. Generally, when this occurs, the bank, broker, trust or other nominee will automatically put your shares into “street name,” which means that

Commercial Metals Company    2022 Proxy Statement    11

INFORMATION ABOUT THE MEETING AND VOTING

the bank, broker, trust or other nominee will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and any accompanying documents have been forwarded to you by your bank, broker, trust or other holder of record.

Q:	What are broker non-votes?

A:

A broker non-vote occurs when a bank, broker, trust or other nominee does not vote on a particular proposal because the bank, broker, trust or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. Broker non-votes are not counted as votes cast either “for” or “against” a director nominee’s election and are not counted for purposes of determining the voting power with respect to a particular proposal. As described below, banks, brokers, trusts and other nominees will not have discretion to vote on the election of directors or the advisory vote on executive compensation.

Q:	Will my shares be voted if I do not provide instructions to my bank, broker, trust or other nominee?

A:

If you are the beneficial owner of shares held in “street name” by a bank, broker, trust or other nominee, the bank, broker, trust or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange (“NYSE”) rules, if you hold your shares through a bank, broker, trust or other nominee, and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee does not have the discretion to vote on the election of directors or the advisory vote on executive compensation. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BANK, BROKER, TRUST OR OTHER NOMINEE HOLDING SHARES ON YOUR BEHALF, THE BANK, BROKER, TRUST OR OTHER NOMINEE WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON THESE PROPOSALS. We strongly encourage you to vote your proxy or provide voting instructions to the bank, broker, trust or other nominee so that your vote on these matters will be counted.

Under NYSE rules, if you hold your shares through a bank, broker, trust or other nominee and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee will have the discretion to vote on the ratification of the appointment of Deloitte & Touche LLP.

Q:	What are the proposals and what is the required vote for each?

A: •

Proposal 1: Election of Directors. In an uncontested election of directors, each director is elected by the vote of the majority of the votes cast. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” such director nominee. Abstentions and broker non-votes will not be counted as votes cast either “for” or “against” a director nominee’s election and therefore will have no effect on the outcome.

Pursuant to our Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by the Board, and such director will continue in office until such resignation is accepted. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) shall promptly consider the tendered resignation and a range of possible responses based on the circumstances, if known, that led to the election results and recommend to the Board whether to accept or reject the resignation offer or whether other action should be taken with respect thereto. The Board of Directors will act upon such recommendation(s) within 120 days following certification of the stockholder vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer.

Commercial Metals Company    2022 Proxy Statement    12

INFORMATION ABOUT THE MEETING AND VOTING

Any director who tenders a resignation pursuant to our Corporate Governance Guidelines shall not participate in either the Nominating and Corporate Governance Committee’s deliberations or recommendation or the Board’s deliberations, in each case regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

•

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 2 to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023. An abstention on Proposal 2 will have the same effect as a vote against Proposal 2. Broker non-votes are not applicable to Proposal 2.

•

Proposal 3: Advisory Vote on Executive Compensation. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of our named executive officers. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Proposal 3 is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q:	What are the recommendations of our Board?

A:	Our Board recommends that you vote:

•	FOR Proposal 1 – the election of the two nominees for director nominated by our Board and named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023; and

•	FOR Proposal 3 – the proposal to approve, on an advisory basis, the compensation of our named executive officers.

Q:	Who will count the votes?

A:	Votes will be counted by one or more independent inspectors of election appointed by CMC for the Annual Meeting.

Q:	What happens if the Annual Meeting is adjourned?

A:

If we adjourn the Annual Meeting, we will conduct the same business at the adjourned meeting, and our Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting, or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to CMC’s amended and restated bylaws, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally scheduled to take place, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, our Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Commercial Metals Company    2022 Proxy Statement    13

INFORMATION ABOUT THE MEETING AND VOTING

Q:	Whom can I contact if I have questions?

A:	If you have any questions about the Annual Meeting or how to vote your shares, please call the office of our Chief Legal Officer at (214) 689-4300.

Q:	Where can I find the voting results?

A:	We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Commercial Metals Company    2022 Proxy Statement    14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

On the basis of filings with the SEC and other information, we believe that based on 117,357,637 shares of our common stock issued and outstanding as of November 14, 2022, the following persons beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	14,797,743	12.6%
55 East 52nd Street New York, NY 10055
The Vanguard Group(2)	13,084,312	11.1%
100 Vanguard Blvd. Malvern, PA 19355
FMR LLC(3)	8,852,791	7.5%
245 Summer Street Boston, MA 02210
Dimensional Fund Advisors LP(4)	7,578,477	6.5%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
State Street Corporation(5)	6,126,119	5.2%
State Street Financial Center 1 Lincoln Street Boston, MA 02111
(1)

Based on the information provided pursuant to Amendment No. 14 to the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 27, 2022 (the “Blackrock Schedule 13G”). BlackRock reported that, as of December 31, 2021, it had sole voting power with respect to 14,398,699 shares of common stock and sole dispositive power with respect to 14,797,743 shares of common stock. The BlackRock Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.

(2)

Based on the information provided pursuant to Amendment No. 12 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2022 (the “Vanguard Schedule 13G”). Vanguard reported that, as of December 31, 2021, it had shared voting power with respect to 104,638 shares of common stock, sole dispositive power with respect to 12,884,715 shares of common stock, and shared dispositive power with respect to 199,597 shares of common stock. The Vanguard Schedule 13G states that no one other person’s interest in the common stock is more than 5% of the total outstanding common shares.

(3)

Based on the information provided pursuant to the Amendment No. 1 to the Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 9, 2022 (the “FMR Schedule 13G”). FMR reported that, as of December 31, 2021, it had sole voting power with respect to 1,264,767 and sole dispositive power with respect to 8,852,791 shares of common stock. The FMR Schedule 13G states that Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of FMR, and members of the Johnson family, including Abigail P. Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(4)

Based on the information provided pursuant to Amendment No. 8 to the Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 8, 2022 (the “DFA Schedule 13G”). DFA reported that, as of December 31, 2021, it had sole voting power with respect to 7,430,623 shares of common stock and sole dispositive power with respect to 7,578,477 shares of common stock. The DFA Schedule 13G states that

Commercial Metals Company    2022 Proxy Statement    15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

various funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that the interest of any one such fund does not exceed 5% of the total outstanding common shares.

(5)

Based on the information provided pursuant to the Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on February 10, 2022. State Street reported that, as of December 31, 2021, it had shared voting power with respect to 5,874,466 shares of common stock and shared dispositive power with respect to 6,126,119 shares of common stock.

The following table sets forth information known to us about the beneficial ownership of our common stock as of November 14, 2022 by each current director, the NEOs and all current directors and NEOs as a group based on 117,357,637 shares of our common stock issued and outstanding as of November 14, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to securities that the person has the right to acquire within sixty days. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

Name	Owned Shares of Common Stock		Percentage of Common Stock Beneficially Owned
Directors and Director Nominees (excluding Ms. Smith)
Vicki L. Avril-Groves	63,554	(1)	*
Lisa M. Barton	14,407		*
Peter R. Matt	12,815		*
Gary E. McCullough	11,838		*
John R. McPherson	7,765	(2)	*
Sarah E. Raiss	91,679	(3)	*
J. David Smith	101,888		*
Charles L. Szews	52,387		*
Named Executive Officers
Barbara R. Smith	752,693	(4)	*
Paul J. Lawrence	110,496		*
Ty L. Garrison	84,638		*
Jody K. Absher	14,349		*
Jennifer J. Durbin	13,412		*
Tracy L. Porter	59,508		*
All directors, director nominees and NEOs as a group (14 persons)	1,391,429	(5)	1.2%
*	Less than one percent (1%).
(1)	Includes 27,179 deferred restricted stock units (“RSUs”) that Ms. Avril-Groves has elected to have distributed not more than sixty days immediately following termination of service.
(2)

Includes 2,765 deferred RSUs that Mr. McPherson has elected to have distributed not more than sixty days immediately following termination of service and 5,000 shares of common stock owned indirectly through a limited partnership

(3)	Includes 15,775 deferred RSUs that Ms. Raiss has elected to have distributed not more than sixty days immediately following termination of service and 3,786 RSUs vesting on January 12, 2023.
(4)	Includes 508,785 shares of common stock owned indirectly through a limited partnership.
(5)	Includes 3,786 RSUs vesting within 60 days of November 14, 2022 and 45,719 deferred RSUs to be distributed not more than sixty days immediately following termination of service.

Commercial Metals Company    2022 Proxy Statement    16

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and beneficial owners of more than ten percent (10%) of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any of our other equity securities. Based solely on a review of the filed reports or written representations that no other forms were required from reporting persons, we believe that all such reports were submitted on a timely basis during the fiscal year ended August 31, 2022, except that two Form 4s for Mr. McCullough, each reporting one transaction, were filed late by the Company on his behalf.

Commercial Metals Company    2022 Proxy Statement    17

PROPOSAL 1 — ELECTION OF DIRECTORS

Information about our Board and the Nominees

Our certificate of incorporation divides our Board into three classes. The Board currently consists of nine directors with three directors in each class.

The term of office of our current Class I directors expires at the Annual Meeting. There are two Class I nominees standing for election at the Annual Meeting.

The term of the Class I directors elected at the Annual Meeting ends at the 2026 annual meeting of stockholders. The term of the Class II directors ends at the 2024 annual meeting of stockholders, and the term of the Class III directors ends at the 2025 annual meeting of stockholders.

Proxies cannot be voted for the election of more than two persons to our Board at the Annual Meeting.

Each nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any nominee is unable to serve or for good cause will not serve, the shares represented by the proxies will be voted for the person, if any, designated by our Board to replace such nominee. However, CMC has no reason to believe that any nominee will be unavailable. All of the director nominees, as well as the continuing directors, plan to attend this year’s Annual Meeting.

Changes to our Board during 2022

In connection with the Board’s succession planning, and in anticipation of the retirements of Mr. Joseph C. Winkler and Mr. Rhys J. Best at the 2022 annual meeting, the Nominating and Corporate Governance Committee initiated a search process to select qualified director candidates.

In its evaluation of potential director candidates, the Nominating and Corporate Governance Committee took into account many factors, including each candidate’s: general understanding of elements relevant to the success of a large publicly traded company in the current business environment; understanding of our business, industry and markets; educational and professional background; and ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability. The Nominating and Corporate Governance Committee evaluated potential candidates in the context of the Board as a whole, with the objective of recommending a director candidate that would be the most likely to drive the success of the business and represent the long-term interest of stockholders.

Selected candidates were interviewed through a series of meetings with directors and executive management. A background review of the ultimate candidate was conducted by an independent professional agency specializing in the performance of such background reviews. As a result of this process, the Nominating and Corporate Governance Committee selected John R. McPherson from a slate of qualified candidates and recommended him to our Board for appointment. On January 12, 2022, our Board voted to increase the size of our Board from eight to nine directors (and to increase the size of Class II from two to three directors), and to appoint Mr. McPherson as a Class II director effective March 14, 2022.

Mr. Smith, a Class I director, will retire from the Board at the Annual Meeting after nineteen years of distinguished service to the Company, pursuant to the mandatory retirement policy in the Company’s Corporate Governance Guidelines. Accordingly, the Board has not nominated Mr. Smith for reelection as a Class I director.

After the retirement of Mr. Smith, without reclassifying the directors or adding new directors to fill the vacancy caused by his retirement, the Board will have eight directors, consisting of two Class I directors, three Class II directors and three Class III directors. The seat on our Board currently held by Mr. Smith will be eliminated concurrently with his retirement at the Annual Meeting, without any further action of the Company or by our Board, and at such time the size of our Board will be automatically reduced from nine persons to eight persons.

Commercial Metals Company    2022 Proxy Statement    18

PROPOSAL 1 — ELECTION OF DIRECTORS

The following table sets forth information about the nominees and the continuing directors.

Director Nominees

Class I – Term to Expire in 2026

Peter R. Matt

Since November 2016, Mr. Matt has served as Executive Vice President and Chief Financial Officer of Constellium N.V. (“Constellium”), a global aluminum fabrication company. Prior to joining Constellium, Mr. Matt served as a Managing Partner for Tumpline Capital, LLC from 2015 to 2016. From 1985 to 2015, he held various leadership positions with Credit Suisse.

Executive Vice President and Chief Financial Officer, Constellium N.V. Age Director Since 60 2020 Committees • Audit • Finance (Chair)

Qualifications

Mr. Matt brings to the Board a wealth of financial, strategic and executive managerial experience. In his current role, he has helped engineer the turnaround of a global manufacturing company with extensive work on corporate and operational finance, financial planning, strategy, governance and a range of other public company topics. Over his 30 years as a banker, he worked closely with a wide range of industrial companies, including a number of steel companies, across a range of financial and strategic products including: asset finance, restructuring, public and private debt and equity securities and a variety of mergers and acquisitions transactions.

Sarah E. Raiss

Ms. Raiss was employed by TransCanada Corporation (“TransCanada”), a North American energy infrastructure company, from 1999 to 2011, most recently serving as Executive Vice President, Corporate Services, from 2002 to 2011. Prior to joining TransCanada, Ms. Raiss served in various engineering, operations, strategic planning and marketing positions in the telecommunications industry at Ameritech Corporation and its subsidiary, Michigan Bell. Since January 12, 2022, Ms. Raiss has served as Lead Director of the Board.

Retired – Former Executive Vice

President, Corporate Services,

TransCanada Corporation

Age                 Director Since

65                    2011

Other Current Public Directorships

• Loblaw Companies

• Ritchie Brothers

Former Public Directorships

• Vermillion Energy

• Canadian Oil Sands Ltd.

• MicroPlanet Technologies Corporation, a TSX Venture Exchange Company

• Shoppers Drug Mart

Committees

• Audit

• Nominating & Corporate Governance

Qualifications

Ms. Raiss brings to the Board strong business acumen and business management experience, as well as functional expertise in strategic planning, merger integration, human resources and corporate governance, all gained through her management and board experiences at significant industrial enterprises. Her service as Executive Vice President, Corporate Services of TransCanada Corporation and as a director of various publicly traded companies provide our Board with additional perspective on corporate strategy and operations. Ms. Raiss was recognized on the 2015 National Association of Corporate Directors (“NACD”) Directorship 100 list. In addition, Ms. Raiss has received an Institute of Corporate Directors (“ICD”) professional designation and was a 2020 ICD Fellow.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Directors Continuing in Office

Class II – Term to Expire in 2024

Vicki L. Avril-Groves

From 2008 to 2013, Ms. Avril-Groves served as President and Chief Executive Officer of IPSCO Tubulars, Inc. (“IPSCO”), a manufacturer of tubular products. Ms. Avril-Groves served in various other capacities at IPSCO from 2004 to 2007, including Senior Vice President of IPSCO Tubular Operations, and Senior Vice President and Chief Financial Officer. She served as Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc. from 2001 to 2003. Prior thereto, Ms. Avril-Groves served in a variety of roles at Inland Steel Industries Inc. from 1976 to 1998 before being named Vice President Finance and Chief Financial Officer in 1998.

Retired – Former President and Chief Executive Officer of IPSCO Tubulars, Inc.

Age                 Director Since

68                    2014

Other Current Public Directorships

• Greif, Inc.

• Finning International, Inc.

Former Public Directorships

• Global Brass and Copper Holdings, Inc.

Committees

• Compensation (Chair)

• Nominating & Corporate Governance

Qualifications

Ms. Avril-Groves brings to the Board extensive management and leadership experience in the metals, distribution and manufacturing industries. This includes vast experience in both the fully integrated and the scrap-based electric arc furnace steel industry. Ms. Avril-Groves has strong business acumen with substantial expertise in mergers and acquisitions, strategy, restructuring, finance and accounting through her Chief Executive Officer and Chief Financial Officer experience. Ms. Avril-Groves is currently a director of two other publicly traded manufacturing companies. In addition, she was a 2017 NACD Governance Fellow.

John R. McPherson

Mr. McPherson served as the Executive Vice President and Chief Financial & Strategy Officer of Vulcan Materials Company (“Vulcan Materials”), a publicly traded company principally engaged in the production, distribution and sale of construction materials and industrial and specialty chemicals, from 2014 until 2018 and as President of its East Region from 2012 until 2014 and as Senior Vice President, Strategy & Business Development from 2011 until 2012. Prior to joining Vulcan Materials, Mr. McPherson served from 1995 until 2011 in a variety of roles with McKinsey & Company, Inc. (“McKinsey”), including from 2007 through 2011 as a director. From 1990 until 1993 Mr. McPherson worked with Goldman Sachs & Company as an investment banker.

Former Executive Vice President and Chief Financial & Strategy Officer, Vulcan Materials Company Age Director Since 54 2022 Former Public Directorships • Forterra, Inc. Committees • Audit • Finance

Qualifications

As a former CFO and investment banker, Mr. McPherson brings to the Board a comprehensive understanding of public company finance. Mr. McPherson also has extensive knowledge of audit, risk, compliance and public company reporting requirements. Mr. McPherson’s years of experience as a consultant at McKinsey and as head of strategy at Vulcan Materials enable him to make valuable contributions to the oversight and implementation of the Company’s strategic objectives.

Commercial Metals Company    2022 Proxy Statement    20

PROPOSAL 1 — ELECTION OF DIRECTORS

Barbara R. Smith

Ms. Smith was appointed President and Chief Executive Officer of CMC in September 2017 and Chairman of the Board in January 2018. Prior thereto, Ms. Smith served as CMC’s President and Chief Operating Officer from January 2017 to September 2017, Chief Operating Officer from January 2016 to January 2017, and Senior Vice President and Chief Financial Officer from May 2011 to January 2016. Prior to joining CMC, Ms. Smith served as Vice President and Chief Financial Officer of Gerdau Ameristeel Corporation, a mini mill steel producer, from July 2007 to May 2011, after joining Gerdau Ameristeel as Treasurer in July 2006. From February 2005 to July 2006, she served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc., a developer and manufacturer of 3-D measurement and imaging systems. From 1981 to 2005, Ms. Smith was employed by Alcoa Inc., a producer of primary aluminum, fabricated aluminum and alumina, where she held a variety of financial leadership positions.

Chairman, President and Chief Executive Officer of Commercial Metals Company

Age                 Director Since

63                    2017

Other Current Public Directorships

• Comerica Incorporated

Former Public Directorships

• Mineral Technologies, Inc.

Qualifications

As our President and Chief Executive Officer, Ms. Smith has in-depth knowledge of CMC’s business, strategy, operations and financial position, which enables her to provide important contributions to strengthen CMC’s leadership, operations, strategy, growth and long-range plans. Ms. Smith has a significant level of financial expertise, as well as extensive operational and strategic experience developed during her tenure at CMC and other international organizations. She also brings to the Board over 40 years of domestic and international manufacturing experience, virtually all of which was spent in the metals and mining industries. Ms. Smith’s role as Chairman, President and Chief Executive Officer enables her to facilitate effective communication between management and the Board.

Class III – Term to Expire in 2025

Lisa M. Barton

From January 1, 2021 to November 1, 2022, Ms. Barton served as Executive Vice President and Chief Operating Officer for American Electric Power Company, Inc. (“AEP”), one of the largest electric energy companies in the U.S. From January 1, 2019 through December 31, 2020, Ms. Barton was Executive Vice President – Utilities for AEP. From 2011 through 2018, Ms. Barton served as Executive Vice President – AEP Transmission. During her tenure at AEP, she established AEP Transmission Holding Company and its affiliates, oversaw transmission operations, and grew and managed an $18 billion asset base. Prior to joining AEP, Ms. Barton worked for Northeast Utilities, Ransmeier and Spellman and Strategic Energy LLC.

Former Executive Vice President and Chief Operating Officer, American Electric Power Co., Inc. Age Director Since 57 2020 Committees • Nominating & Corporate Governance (Chair) • Compensation

Qualifications

Ms. Barton brings to the Board extensive business knowledge and strong leadership, managerial and strategic experience gained through her various roles at AEP. Her experience as an executive of a publicly traded company provides our Board with experience in the areas of financial planning and oversight, leadership, business planning and operations, financial and risk management, safety management systems, customer and regulatory matters and strategic planning. Ms. Barton’s active participation in national forums on the subject of energy policy and her knowledge of cyber and physical security matters provides our Board with valuable insight into these areas as well.

Commercial Metals Company    2022 Proxy Statement    21

PROPOSAL 1 — ELECTION OF DIRECTORS

Gary E. McCullough

From 2014 to 2017, Mr. McCullough served as Chief Executive Officer of ARI Packaging, Inc., an innovative provider of packaging solutions. From 2007 to 2011, Mr. McCullough was President, Chief Executive Officer and a member of the board of directors of Career Education Corporation. Prior thereto, Mr. McCullough served as President of Abbott Laboratories’ Ross Products Division. Before joining Abbott Laboratories, Mr. McCullough served as Senior Vice President-Americas for Wm. Wrigley Jr. Company and spent 13 years at The Procter & Gamble Company in brand and general management roles. Mr. McCullough also served as an Infantry Officer in the U.S. Army for five years, beginning as a Second Lieutenant and rising to the rank of Captain.

Retired – Former Chief Executive Officer of ARI Packaging, Inc.

Age                 Director Since

64                    2021

Other Current Public Directorships

• TRANSDIGM Group, Inc.

Former Public Directorships

• Career Education Corporation

• Sherwin-Williams Company

Committees

• Compensation

• Finance

Qualifications

Mr. McCullough brings to the Board significant executive and managerial expertise gained from experiences in various roles as a Chief Executive Officer, president and senior executive with market-leading consumer and commercial companies. Mr. McCullough has significant experience in strategic planning and execution, organizational integration and financial matters. His service on the boards of directors of other publicly traded companies provides our Board with a broad range of perspectives valuable to the further implementation of our overall strategy.

Charles L. Szews

From 2012 to 2015, Mr. Szews served as Chief Executive Officer of Oshkosh Corporation (“Oshkosh”), a designer, manufacturer and marketer of specialty vehicles and vehicle bodies. Mr. Szews also served at Oshkosh as President and Chief Executive Officer from 2011 to 2012, as President and Chief Operating Officer from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period.

Retired – Former President and Chief Executive Officer of Oshkosh Corporation

Age                 Director Since

66                    2014

Other Current Public Directorships

• Group 1 Automotive, Inc.

Former Public Directorships

• Allegion plc

• Oshkosh Corporation

• Gardner Denver, Inc.

• Rowan Companies plc

• Valaris plc

Committees

• Audit (Chair)

• Nominating & Corporate Governance

Qualifications

As the former Chief Executive Officer of a large publicly traded corporation, Mr. Szews brings to the Board chief executive leadership experience, as well as extensive financial, audit, operational, strategic planning, and mergers and acquisition experience gained from serving in a variety of roles throughout his career. Mr. Szews’ previous and current board positions on other publicly traded companies have provided him with many years of audit committee experience, including as chair. In addition, he brings vast experience in manufacturing, technology and international markets that provide knowledge and insight into our Company’s global operations.

There is no family relationship between any of the directors, executive officers, or any nominee for director.

Vote Required

Directors are elected by a majority of votes cast, and cumulative voting is not permitted.

Our Board recommends a vote FOR the election of the nominees for director: Peter R. Matt and Sarah E. Raiss.

Commercial Metals Company    2022 Proxy Statement    22

CORPORATE GOVERNANCE; BOARD AND

COMMITTEE MATTERS

Corporate Governance Practices.    Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, committee charters and other governance policies at least once a year and updates them as necessary and appropriate. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director access to management and independent advisors, director orientation and continuing education, director retirement and the annual performance evaluations of the Board and its committees, among other things. The Corporate Governance Guidelines also direct that the Nominating and Corporate Governance Committee consider the periodic rotation of committee members and committee chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on the committees of our Board.

Director Independence.    Our Board has determined, after considering all of the relevant facts and circumstances, that Mses. Avril-Groves, Barton and Raiss and Messrs. Matt, McCullough, McPherson, Smith and Szews are independent, as “independent” is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards not to be satisfied.

Board Leadership Structure.    Ms. Smith serves as the Chairman of the Board, President and CEO of the Company. Our Board has concluded that combining the roles of CEO and Chairman of the Board is the most effective leadership structure for CMC at the present time as it promotes unified leadership and direction for CMC, allowing for a single, clear focus for management to execute CMC’s strategy and business plans. The combination of the Chairman and CEO roles is balanced by the appointment of a Lead Director, as well as the majority of our Board being comprised of independent directors. As discussed further below, the Lead Director is responsible for providing leadership to our Board when circumstances arise in which the joint role of the Chairman and CEO may be, or may be perceived to be, in conflict. The Lead Director also presides over those Board sessions that are attended only by independent directors. Our Board believes that having a Lead Director as part of its leadership structure promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them.

Lead Director.    The independent directors shall, when the Chairman of the Board is also an employee of the Company or otherwise not qualified as independent, consider it appropriate to designate, by a majority of votes cast, an independent director as Lead Director. The independent members of the Board in consultation with the Nominating and Corporate Governance Committee (excluding any directors considered as potential candidates for the position of Lead Director) determined to appoint Sarah E. Raiss to serve as Lead Director for a term of up to four years effective January 12, 2022.

The responsibilities of the Lead Director include:

•	convening and presiding over executive sessions attended only by independent and non-employee directors;

•	communicating to the CEO the substance of discussions held during those sessions to the extent requested by the participants;

•	serving as a liaison between the Chairman of the Board and our Board’s independent directors on sensitive issues and otherwise when appropriate;

•	consulting with the Chairman of the Board on meeting schedules and agendas;

•	consulting with the Chairman of the Board regarding materials to be sent to our Board;

•	consulting with the Chairman of the Board to assure the effectiveness of our Board meeting process;

•	presiding at meetings of our Board in the event of the Chairman of the Board’s absence;

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

•	monitoring and coordinating with management on corporate governance issues and developments; and

•	being available to advise committee chairpersons in fulfilling their designated roles and responsibilities to the Board.

The Lead Director is also available to receive direct communications from stockholders, in the manner described below, and may periodically, as directed by our Board, be asked to speak for CMC or perform other responsibilities.

Board’s Role in Risk Oversight.    The Board is responsible for overseeing our risk management processes. Management is principally responsible for defining, identifying and assessing the various risks facing CMC, formulating enterprise risk management policies and procedures and managing our risk exposures on a day-to-day basis. Our Risk Committee, comprised of the members of our executive leadership team, directs this process. Enterprise risks, including ESG risks, are identified and prioritized by the Risk Committee, and each risk is assigned by the Board to a Board committee or the full Board for oversight, depending on the nature of the risk. The Risk Committee provides an annual risk assessment, with periodic updates, as appropriate, to the Board or the applicable Board committee, and the Board or Board committee, as the case may be, assesses the risks and reviews options for risk mitigation presented by the Risk Committee, which includes determining a response strategy and monitoring progress on those strategies. Our Vice President of Sustainability and Government Affairs, Chief Legal Officer and Chief Human Resources Officer, along with other members of management as appropriate, provide the Board with regular updates on ESG topics, including the Company’s progress toward our short-term and long-term goals.

The following shows the allocation of risk oversight among the Board and its committees:

Full Board

ESG, strategic and other significant business risks are monitored by the full Board

Audit Committee	Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee

Oversees the management of risks relating to the integrity of financial reporting, business interruption and cybersecurity, and compliance with legal and regulatory requirements	Oversees the management of risks relating to capital allocation, liquidity and the Company’s strategic business and capital plans	Oversees the management of risks relating to compensation design, attracting and retaining key employees and other human capital matters	Oversees the management of risks associated with corporate governance, including director succession planning

As part of our risk assessment process, the Board or an applicable Board committee also receives presentations throughout the year from management regarding specific potential risks and trends as necessary. Annually, the Finance Committee of the Board (the “Finance Committee”) and the full Board review the Company’s strategic business plans, which includes an evaluation of competitive, economic and other risks that may emerge in the course of executing on the Company’s strategic objectives and plans. We believe that the practices described above facilitate effective Board oversight of our significant risks.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Information Security Risk Oversight and Management.    Information security risk is a significant oversight focus area for the Audit Committee, as well as the entire Board. Over the course of fiscal year 2022, the Audit Committee received four separate cybersecurity briefings from our information security team. In the previous three years, we have not experienced any material data compromise to our information systems. We continue to secure our own manufacturing and information technology infrastructure; to train our employees throughout each year about malware, viruses, hacking, phishing, and other information security risks, including how to avoid and mitigate them; and to protect our sensitive data from failures, breaches, or cyber incidents. To protect against emerging threats, we regularly engage third-party experts to assess our cybersecurity controls and vulnerabilities and upgrade our systems and controls as appropriate. In addition to the practices above, we also currently maintain a cyber liability insurance policy.

Corporate Governance Guidelines, Code of Conduct and Financial Code of Ethics.    Our Board has adopted Corporate Governance Guidelines, which reflect the principles by which we operate. When appropriate, the Nominating and Corporate Governance Committee and our Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving leading practices for similarly situated companies. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Code of Ethics for Senior Financial Officers (“Financial Code of Ethics”), which is applicable to our CEO, CFO and Chief Accounting Officer. We intend to post any amendments to or waivers from our Financial Code of Ethics and any amendments to or waivers from (to the extent applicable to our CEO, CFO and Chief Accounting Officer) our Code of Conduct on our website. Our Corporate Governance Guidelines, the Code of Conduct, the Financial Code of Ethics and other information are available at our website, www.cmc.com, under the Governance and Board of Directors section, and such information is available in print to any stockholder, without charge, upon request to Commercial Metals Company, 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039, Attention: Secretary, or by calling (214) 689-4300.

Annual Board Evaluations.    Each year, the Nominating and Corporate Governance Committee leads the Board through self-evaluations to assess whether the Board, its committees, and its members are functioning effectively and, to identify areas where improvement can be made. This process also includes an evaluation of all directors, including the Chairman of the Board, Lead Director and committee chairpersons. As part of the evaluation process this year, the Nominating and Corporate Governance Committee engaged a third-party facilitator to conduct a self-evaluation interview with each Board member to enhance participation and encourage candid feedback from the directors. The facilitator compiled and anonymized the results of these interviews and presented summaries that identified common themes, issues and suggestions to the committees and the Board. The Board and its committees reviewed and discussed the summaries during committee and Board executive sessions, and then, as appropriate, enhanced policies and practices based on the results. We believe this approach, in addition to ongoing feedback, supports the Board’s effectiveness and continuous improvement.

Management Succession Planning.    Our Board plays an integral oversight role in talent development by actively engaging in the succession planning for the CEO and other key employees at CMC. Our executive leadership team, facilitated by our Vice President and Chief Human Resources Officer, annually presents to the Board a review of executive and senior management, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. In addition, our Nominating and Corporate Governance Committee annually reviews and adopts an emergency succession plan for the CEO.

Communications by Stockholders and Other Interested Parties.    Stockholders and other interested parties may communicate with the Lead Director or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o Secretary at P.O. Box 1046, Dallas, Texas 75221.

Stockholder Engagement.    We understand the importance of engaging with stockholders and are committed to regularly hearing our stockholders’ perspectives. Our management team has developed a robust stockholder engagement program. Since our last annual meeting, we engaged with stockholders on topics of importance to both the Company and stockholders. In fiscal year 2022, we participated in approximately 171 meetings with

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

stockholders. In addition to discussing our business strategy and initiatives, as well as our results and financial performance, we provided an open forum for each stockholder to discuss other matters, such as our initiatives related to diversity, equity and inclusion; human capital management; executive compensation; Board composition, tenure and refreshment; and environmental and sustainability topics, including risks presented by climate change. Our engagement efforts and the stockholder feedback we receive are reviewed with our Board and help to promote greater alignment of our governance and executive compensation practices with stockholder interests.

Meetings of Our Board.    In fiscal year 2022, the entire Board met eight times, six of which were regularly scheduled meetings. All director nominees and continuing directors attended ninety percent (90%) or more of the meetings of our Board and of the committees on which they serve. We expect all continuing directors and director nominees to attend the Annual Meeting. All directors attended the annual meeting of stockholders on January 12, 2022, with the exception of Mr. McPherson (who joined the Board on March 14, 2022).

Executive Sessions.    As required by the NYSE listing standards, non-employee and independent directors regularly schedule executive sessions of our Board and its committees in which they meet without the presence of employee directors or management. The presiding director at such executive sessions is the Lead Director. In fiscal year 2022, the non-employee directors, which include all members of our Board other than Ms. Smith, held five non-employee director sessions in connection with Board meetings and no stand-alone meetings.

Board Committees

We have four standing board committees: Audit, Compensation, Finance and Nominating and Corporate Governance, the principal responsibilities of which are described below. All committee charters can be found on our website, www.cmc.com by clicking on “Investors,” then “Governance and Board of Directors.”

Significant Committee Functions

Audit Committee

Our Board has a standing Audit Committee that performs the activities more fully described in the Audit Committee Report beginning on page 63. All members of the Audit Committee are financially literate under NYSE standards.

Mr. McPherson joined the Audit Committee on March 14, 2022. Mr. Smith served on the Audit Committee through March 14, 2022, when he was appointed to the Compensation Committee, and Mr. Best served on the Audit Committee during fiscal year 2022 until his retirement at the 2022 annual meeting.

Members Mr. Szews (Chair) Mr. Matt Mr. McPherson Ms. Raiss Meetings in 2022: 7 • All members are independent

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Compensation Committee

Our Board has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter, including (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations and decisions as to the performance and compensation of the other executive officers.

Additional responsibilities of the Compensation Committee are:

•  assisting our Board in the discharge of its responsibilities relating to the establishment, administration and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives;

•  making recommendations to our Board with respect to incentive compensation plans, equity-based plans and other compensation and benefits programs;

•  administering CMC’s incentive compensation, stock option, and other equity-based plans; and

•  reviewing and making recommendations to our Board regarding any employment, severance, change in control or separation agreement or any deferred compensation arrangement, to be entered into with any executive officer.

Mr. Winkler served on the Compensation Committee during fiscal year 2022 until his retirement at the 2022 annual meeting, and Mr. Smith joined the Compensation Committee on March 14, 2022.

For a further discussion of the Compensation Committee’s role in executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation and the Compensation Committee’s engagement and use of independent third-party compensation consultants, please see the “Compensation Discussion and Analysis” section of this proxy statement.

Members Ms. Avril-Groves (Chair) Ms. Barton Mr. McCullough Mr. Smith Meetings in 2022: 5 • All members are independent

Finance Committee

Our Board has a standing Finance Committee that is responsible for the matters described in the Finance Committee’s charter, including:

•  reviewing and approving or recommending to our Board, as appropriate, potential strategic transactions including mergers, acquisitions, divestitures and major capital expenditures, as well as conducting post-transaction reviews and analysis;

•  reviewing and making recommendations to our Board with respect to the Company’s annual operating and capital expenditure plan;

•  reviewing and making recommendations to our Board with respect to CMC’s cash position, capital structure and strategies, financing strategies, debt arrangements and insurance coverage matters; and

•  reviewing and making recommendations to our Board with respect to CMC’s dividend policy, stock splits and stock repurchases, debt arrangements, and the issuances, as appropriate, of debt or equity securities.

Mr. Matt was appointed Chair of the Finance Committee on March 14, 2022, and Mr. McPherson joined the Finance Committee on March 14, 2022. Messrs. Best and Winkler served on the Finance Committee during fiscal year 2022 until their retirements at the 2022 annual meeting.

Members Mr. Matt (Chair) Mr. McCullough Mr. McPherson Mr. Smith Meetings in 2022: 7 • All members are independent

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Nominating and Corporate Governance Committee

Our Board has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter, including:

•  identifying and making recommendations as to individuals qualified to be nominated for election to our Board and Board committees;

•  monitoring developments in corporate governance matters and overseeing compliance with statutes, rules and regulations relating thereto, including reviewing, assessing and making recommendations to our Board with respect to our corporate governance guidelines;

•  overseeing management succession;

•  overseeing the annual self-evaluation of the performance of our Board, Board committees and management;

•  overseeing and recommending compensation of non-employee directors;

•  reviewing and overseeing director orientation and continuing education; and

•  annually reviewing corporate policies, including the Corporate Governance Guidelines, the Code of Conduct and the Financial Code of Ethics.

Ms. Barton was appointed Chair of the Nominating and Corporate Governance Committee on March 14, 2022.

Members Ms. Barton (Chair) Ms. Avril-Groves Ms. Raiss Mr. Szews Meetings in 2022: 6 • All members are independent

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for directors. The Board, after considering the recommendation of the Nominating and Corporate Governance Committee, proposes a slate of director nominees to the stockholders for election to the Board. For information on how to submit a candidate for consideration, please see “2024 Annual Meeting and Stockholder Proposals.”

Director Qualifications and Skills

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition to considering these qualifications, the Nominating and Corporate Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of our Board, the evaluations of other prospective nominees, and the need for any required expertise on our Board or one of its committees. Dedication of sufficient time, energy and attention to ensure diligent and effective performance of their duties is expected of directors. Directors may not serve on the board of directors of more than three other publicly traded companies. Directors should be committed to serve on our Board for an extended period of time, if elected by stockholders. The Nominating and Corporate Governance Committee believes that the current composition of the Board reflects an appropriate mix of tenure, skill sets, experience, and qualifications that are relevant to the business and governance of the Company.

Board Diversity

The Board and the Nominating and Corporate Governance Committee believe that diversity is an important factor in determining the composition of the Board. Although the Board does not maintain a formal diversity policy, the Nominating and Corporate Governance Committee considers gender, racial, ethnic, and other diversity criteria in identifying director candidates and making nominee recommendations to the Board.

Demonstrating the Board’s commitment to diversity, two of the four directors most recently appointed to our Board are diverse. Our current Board of nine directors includes one African American and four women, including our Chairman and Lead Director. In addition, 50% of our committees are chaired by women. None of our directors self-identify as LGBTQ+.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Executive Officer Diversity

Although we do not have a written policy concerning diversity of executive officers, the Board actively seeks to ensure that a diversity of experiences, backgrounds and viewpoints are represented in our management. As of the date of this proxy statement, women comprised sixty percent (60%) of our executive leadership team (Barbara Smith, Chairman, President and CEO, Jody Absher, Vice President, Chief Legal Officer and Secretary, and Jennifer Durbin, Vice President and Chief Human Resources Officer).

Compensation Committee Report

The Compensation Committee of our Board has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into CMC’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022.

Vicki L. Avril-Groves (Chair)

Lisa M. Barton

Gary E. McCullough

J. David Smith

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Stockholder Alignment and Execution

In fiscal year 2022, we executed on our strategy of being a leading solutions provider for early-stage construction reinforcement in the United States and Europe. The actions we took in fiscal year 2022 were in support of our strategy and focused on three key objectives: (1) maximizing returns to stockholders; (2) positioning the Company for future value-accretive growth; and (3) prioritizing a disciplined capital allocation program with an emphasis on growth, a strong balance sheet and returns to stockholders.

Fiscal year 2022 marked the best financial performance in our Company’s 107-year history. These results demonstrate the impact of the decisive strategic actions we have taken over the last several years as we have continued to deliver on our strategic growth plan, evolve our capital allocation framework, and advance our sustainability efforts.

Fiscal Year 2022 Highlights

Record Financials(1)	Progress on Strategic Growth Plan	Stockholder Value

•  Net Earnings up 195%

•  Adjusted EBITDA(2) up 93%

•  Adjusted Earnings(3) up 123%

•  Record financial performance from CMC Europe, despite Ukraine war, European energy crisis and global supply chain challenges

•  Completed Tensar acquisition, adding a new line of business that complements our concrete reinforcement product lines

•  New micro mill in Arizona expected to be commissioned in 2023

•  Announced plan to construct fourth micro mill to be located in the eastern United States

•  Launched RebarZero, a carbon-neutral line of long steel products

•  Relative TSR(4) at the 85th percentile for three-year period ending fiscal year 2022

•  ROICC(5) increased to 25.3% as compared to 15.4% in fiscal year 2021

•  Stockholder distributions from enhanced dividends and buybacks up 3x from the level of fiscal year 2021

(1)	As compared to fiscal year 2021.
(2)	Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(3)

As used in this proxy statement “Adjusted Earnings” means adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings”). Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

(4)	Relative Total Shareholder Return (“TSR”) performance is for the three-year period ended August 31, 2022.
(5)	Return On Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

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COMPENSATION DISCUSSION AND ANALYSIS

Alignment Between Executive Pay and Company Performance

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. Our incentive plans are designed to focus our executives on several key performance indicators that allow us to execute our three key objectives set forth above. Specifically, our Annual Cash Incentive Plan is based on Adjusted Earnings and ROICC and Performance-Based Stock Units (“PSUs”) are based on Adjusted EBITDA and TSR.

Best financial performance in Company history in fiscal year 2022 resulted in maximum payouts under Annual Incentive Plan and 2020 – 2022 PSUs.

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	Relative TSR performance and PSU payouts are for the three-year period ended August 31, 2022.
(3)	Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(4)	ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework, which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do:

✓	Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 34)

✓	Independent executive compensation consultant

✓	Double trigger vesting upon a change in control for equity awards

✓	Analyze risk when setting executive compensation

✓	Majority of NEO compensation is at risk

✓	Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings, Adjusted EBITDA, ROICC and TSR measures
✓	At least 50% of long-term incentive awards are in the form of PSUs

✓	Limited perquisites

✓	Double trigger for market-based severance upon a change in control

✓	Clawback policy for executive incentive compensation

✓	Robust NEO and director stock ownership and retention guidelines

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COMPENSATION DISCUSSION AND ANALYSIS

What we don’t do:

×	No hedging, pledging or short sales of CMC stock

×	No acceleration of vesting upon retirement for equity awards

×	No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Internal Revenue Code (the “Code”)
×	No guaranteed incentive bonus payments

×	No repricing of stock options without stockholder approval

×	No exceptions on the prohibition of pledging CMC stock as collateral

×	No dividend equivalents on stock options

2022 Say-on-Pay Vote

At the Company’s 2022 annual stockholder meeting, the Company received approximately 98.2% support for its say-on-pay proposal. While the say-on-pay vote is advisory and not binding, the Compensation Committee strongly values the opinions of our stockholders as expressed in the say-on-pay vote. The Compensation Committee believes that our 2022 support level demonstrates a strong alignment of our compensation programs with our stockholders’ interests.

The Compensation Committee will continue to consider the outcome of our future say-on-pay votes when making future compensation decisions for the NEOs.

Executive Compensation Participants

CMC’s executive compensation program applies to senior executives and senior level employees; however, per the SEC executive compensation disclosure rules, this Compensation Discussion and Analysis focuses on the compensation paid or awarded to the six NEOs included in the Fiscal Year 2022 Summary Compensation Table on page 43.

For fiscal year 2022, the NEOs were:

•	Barbara R. Smith, Chairman, President and CEO

•	Ty L. Garrison, Senior Vice President Operations(1)

•	Paul J. Lawrence, Senior Vice President and CFO

•	Jody K. Absher, Vice President, Chief Legal Officer and Secretary(2)

•	Jennifer J. Durbin, Vice President and Chief Human Resources Officer(3)

•	Tracy L. Porter, Executive Vice President(4)

(1)	Until November 3, 2021, Mr. Garrison served as Senior Vice President, Strategy and Operations. Mr. Garrison assumed the role of Senior Vice President Operations on November 4, 2021.
(2)	Until August 14, 2022, Ms. Absher served as Vice President, General Counsel and Corporate Secretary. Ms. Absher’s title changed to Vice President, Chief Legal Officer and Secretary on August 15, 2022.
(3)	Until August 14, 2022, Ms. Durbin served as Vice President Human Resources and Safety. Ms. Durbin’s title changed to Vice President and Chief Human Resources Officer on August 15, 2022.
(4)

Until November 3, 2021, Mr. Porter served as Executive Vice President and Chief Operating Officer. Mr. Porter assumed the role of Executive Vice President on November 4, 2021. On October 17, 2022, the Company announced that Mr. Porter will retire from the Company effective December 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Principles

The Compensation Committee believes that it is in the best interests of stockholders for CMC to establish and maintain a competitive executive compensation program, in furtherance of our three key objectives set forth on page 30, by focusing on the following objectives:

Objective	How We Accomplish this Objective
Attract and Retain Top-Caliber Talent	• Offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives

• Benchmark executive compensation against a peer group of appropriately sized competitors for executive talent

• Provide long-term incentive vehicles with multi-year vesting periods
Pay for Performance	• A significant portion of executive potential compensation is based upon our financial performance

• Annual Cash Incentive Bonus (defined below) is based solely on financial goals

• Long-term incentive grants are 60% performance-based for the CEO and 50% for the other NEOs
Align Executive and Stockholder Interests	• Significant portion of executive pay is delivered in the form of long-term incentives that track the Company’s stock price

• 25% of PSUs vest based on TSR which requires us to have strong TSR relative to peers

Determination of Total Compensation

Independent Compensation Advisor

The Compensation Committee engages an independent compensation consultant to assist it in an ongoing review of CMC’s executive compensation program. The review includes an analysis of market compensation best practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, and our compensation philosophy, including the features of our compensation program and the extent to which they support the execution of our business and talent needs.

Since September 2019, the Compensation Committee has engaged FW Cook as its independent compensation consultant on an annual basis. All work performed by the independent compensation consultant with regard to our executive compensation program is tasked and overseen directly by the Compensation Committee. At the direction of the Compensation Committee, our management provides information and analyses to the compensation consultant. As discussed further below, CMC participates in and purchases various compensation surveys and studies that management, the compensation consultant and the Compensation Committee use to analyze executive compensation. The Compensation Committee believes that utilizing information from multiple compensation surveys supports an objective and well-rounded view of executive compensation practices.

Neither FW Cook, nor its affiliates, provides any other material services to CMC or its affiliates. The Compensation Committee has assessed the independence of FW Cook pursuant to the NYSE rules, and the Compensation Committee concluded that FW Cook’s work for the Compensation Committee did not raise any conflicts of interest.

Role of Management and CEO in Compensation Decisions

We believe in aligning executive and stockholder interests through an executive compensation program designed with input from management in an ongoing dialogue with the Compensation Committee and, as appropriate, the Compensation Committee’s independent compensation consultant regarding internal, external, cultural, business

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COMPENSATION DISCUSSION AND ANALYSIS

and motivational challenges and opportunities facing us and our executives. To that end, the executive team analyzes, with assistance from the Compensation Committee’s compensation consultant, trends and recommends improvements to the compensation programs. Specifically, during fiscal year 2022, Ms. Smith reviewed with the Compensation Committee her recommendations (without any recommendation as to her own compensation) regarding base salary adjustments, annual bonus and long-term incentive awards for the other NEOs. In addition, during fiscal year 2022, CMC’s Vice President and Chief Human Resources Officer, CMC’s Vice President, Chief Legal Officer and Secretary and CMC’s Director of Compensation attended Compensation Committee meetings at the invitation of the Chair of the Compensation Committee. While the Compensation Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for the NEOs are made by the Compensation Committee. The Compensation Committee also meets regularly in executive session (without the attendance of any member of management).

Role of Peer Companies

Compensation Peer Group

Our executive compensation program is designed so that base pay and total short- and long-term compensation is competitive with market practices. Market practices, or benchmarks, are based on peer group data and compensation survey data. FW Cook assisted the Compensation Committee with its review of the compensation peer group for continued appropriateness for fiscal year 2022 purposes, considering the comparability of the peer companies in terms of industry focus, size, scope and complexity of operations. The Compensation Committee did not make any changes to the compensation peer group used for setting pay in 2022.

The Compensation Committee also uses compensation survey data in its evaluation of executive pay for the NEOs. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Compensation Committee in evaluating fiscal year 2022 compensation levels, the Compensation Committee reviewed information from the following surveys: Equilar Top 25 and Willis Towers Watson CDB Executive Reports. For purposes of this Compensation Discussion and Analysis, the compensation peer group data and compensation survey data are collectively referred to as “Peer Data.”

Performance Peer Group

The performance peer group is used to measure TSR performance under the PSU program. Similar to the compensation peer group, with the assistance of FW Cook, the Compensation Committee reviews the performance peer group on an annual basis for continued appropriateness. The Compensation Committee did not make any changes to the performance peer group used to measure relative TSR performance for the 2022 PSUs.

The companies included in the 2022-2024 performance peer group were chosen by the Compensation Committee based on recommendations from FW Cook, with management input. Our performance peer group is broader than our compensation peer group as it is focused more on our comparators for investor capital, and is less bound by revenue size, which is a driver of pay levels in the compensation peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table illustrates the list of our compensation and performance peers:

Company	Compensation Peer	Performance Peer

Alcoa Corp.	X	X

Allegheny Technologies, Inc.	X	X

Arconic	X	X

Arcosa	X

Carpenter Technology Corp.	X	X

Cleveland-Cliffs, Inc.	X	X

Eagle Materials, Inc.		X

Martin Marietta Materials	X	X

MasTec	X

Navistar International	X

Nucor Corp.	X	X

Olympic Steel		X

Oshkosh Corp.	X

Reliance Steel & Aluminum Co	X	X

Ryerson Holdings		X

Schnitzer Steel INDS-CL A		X

Silgan Holdings Inc.	X

Steel Dynamics, Inc.	X	X

Terex	X

The Timken Company	X

TimkenSteel Corp.		X

Trinity Industries	X

United States Steel Corp.	X	X

Vulcan Materials Co.		X

Worthington Industries	X	X

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, our executives are provided with a mix of base salary, short-term incentives, long-term incentives and employee benefits. As shown in the charts below, our compensation philosophy places a significant portion of the potential compensation for each NEO “at risk” such that compensation will vary based on CMC’s performance.

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. While the Compensation Committee generally targets base salary at the 50th percentile of the Peer Data, actual base salary may be above or below the 50th percentile based on the Compensation Committee’s review of the underlying scope of an NEO’s responsibilities, individual performance and experience, tenure in the executive’s current position or with CMC, internal pay equity and retention concerns.

For fiscal year 2022, the Compensation Committee elected to make the changes outlined in the table below to base salary based on the following:

•	Ms. Smith’s base salary was increased 4.7% based on her strong performance;

•	Mr. Lawrence’s base salary was increased 3.5% based on Peer Data and to position him near the market median of the Peer Data;

•	Mses. Absher’s and Durbin’s base salaries were each increased 17.5% to reflect their strong performance and to position the executives near the market median of the Peer Data; and

•	Mr. Porter’s base salary was increased 4.0% based on his strong performance.

Executive	2022 Base Salary	Percentage Change from 2021 Base Salary

Barbara R. Smith	$1,125,000	4.7%

Paul J. Lawrence	$ 595,000	3.5%

Ty L. Garrison	$ 595,000	—%

Jody K. Absher	$ 470,000	17.5%

Jennifer J. Durbin	$ 470,000	17.5%

Tracy L. Porter(1)	$ 780,000	4.0%
(1)	Mr. Porter will retire from the Company effective December 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Bonus

Role of the Annual Cash Incentive Bonus

The purpose of the Commercial Metals Company 2013 Cash Incentive Plan (the “Annual Cash Incentive Plan”) is to advance the interests of CMC and our stockholders by:

•

providing those employees designated by the Compensation Committee (which may include NEOs, other senior executives, senior level employees and other employees) incentive compensation tied to pre-established and objective performance goals;

•	providing competitive compensation to attract, motivate and retain outstanding employees who achieve superior performance;

•	identifying and rewarding superior performance; and

•	fostering accountability and teamwork throughout CMC.

Goal-Setting Process

The Compensation Committee establishes appropriate performance periods, designates those executives eligible to participate, sets the level of potential awards and determines the financial targets or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters, but the Compensation Committee makes all decisions with respect to the implementation of the Annual Cash Incentive Plan.

The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The fiscal year 2022 Annual Cash Incentive Bonus was tied to Adjusted Earnings and ROICC. The Compensation Committee believes these metrics focus the executives on effectively utilizing our assets, maximizing operational efficiencies, and seeking profitable growth opportunities.

In October of 2021, the Compensation Committee established fiscal year 2022 financial performance goals that aligned with CMC’s 2022 operating plan. The operating plan, which is approved annually by the Finance Committee, is established based on a rigorous financial review process that incorporates an analysis of macroeconomic conditions and a bottom-up process completed by each operating division. Key inputs include:

•	Global and country-specific trends such as gross domestic product (GDP), interest rates, and commodity prices;

•	Product specific trends related to domestic demand and import levels for our products; and

•	Company specific considerations such as volume demand, cost inflation, availability of labor, planned maintenance outage periods, and continuous improvement projects.

Following its financial review process, the Finance Committee established Adjusted Earnings and ROICC targets for fiscal year 2022. Due to market uncertainty, as well as record performance levels in 2021, the 2022 targets were set higher than the 2021 targets, but lower than the Company’s 2021 actual performance.

At the completion of fiscal year 2022, the Company had the best financial performance in its 107-year history, surpassing even our historically strong fiscal year 2021 performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth each NEO’s fiscal year 2022 threshold, target and maximum bonus opportunities, expressed as a percentage of incentive base pay.

2022 Annual Cash Incentive Bonus Opportunity

Expressed as a Percentage of Incentive Base Pay for Fiscal Year 2022

Name	Incentive Base Pay	Threshold	Target	Maximum

Barbara R. Smith	$1,125,000	67.5%	135%	270%

Paul J. Lawrence(1)	$ 595,000	40.0%	80%	160%

Ty L. Garrison	$ 595,000	37.5%	75%	150%

Jody K. Absher(2)	$ 470,000	35.0%	70%	140%

Jennifer J. Durbin(2)	$ 470,000	35.0%	70%	140%

Tracy L. Porter(3)	$ 780,000	50.0%	100%	200%
(1)	Mr. Lawrence’s bonus target was increased from 75% to 80% based upon Peer Data.
(2)	Mses. Absher’s and Durbin’s bonus targets were increased from 60% to 70% based upon Peer Data and internal pay equity.
(3)	Mr. Porter will retire from the Company effective December 31, 2022.

2022 Annual Cash Incentive Bonus Performance Goals

The following table sets forth the fiscal year 2022 financial performance goals applicable to each NEO. Payouts for performance in between performance levels are determined using straight line interpolation.

Commercial Metals Company	Weighting	Threshold	Target	Maximum	Actual Performance

Adjusted Earnings(1)	50%	$230 million	$358 million	$460 million	$890 million

ROICC(2)	50%	8%	12%	15%	25%

Financial Performance Payout Factor					200%
(1)	Adjusted Earnings is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

2022 Annual Cash Incentive Bonus Payouts

The table below shows the payouts received by each NEO in fiscal year 2022. The payouts (as a percentage of target) for the NEOs were consistent with those for the rest of the Company.

Executive	Payout ($)	Payout (% of Target)

Barbara R. Smith	$3,037,500	200%

Paul J. Lawrence	$ 952,000	200%

Ty L. Garrison	$ 892,500	200%

Jody K. Absher	$ 658,000	200%

Jennifer J. Durbin	$ 658,000	200%

Tracy L. Porter(1)	$1,560,000	200%
(1)	Mr. Porter will retire from the Company effective December 31, 2022.

Long-Term Incentive Program

Through our long-term incentive program, we provide senior executives, including participating NEOs, the opportunity for equity awards contingent on the attainment of multi-year performance goals. Acting in concert, the Annual Cash Incentive Bonus and the long-term incentive programs provide balanced cash incentives and equity incentives that we believe reward executive focus on delivering both financial results and long-term growth. The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2022 Long-Term Incentive Program

In fiscal year 2022, each NEO received a long-term incentive package consisting of the amounts below.

Executive	Target (% of Salary)	Target ($)	PSU Weighting	RSU Weighting
Barbara R. Smith(1)	500%	$5,625,000	60%	40%
Paul J. Lawrence	175%	$1,041,250	50%	50%
Ty L. Garrison	175%	$1,041,250	50%	50%
Jody K. Absher(2)	150%	$705,000	50%	50%
Jennifer J. Durbin(2)	150%	$705,000	50%	50%
Tracy L. Porter(3)	250%	$1,950,000	50%	50%
(1)	Ms. Smith’s long-term incentive targets increased from 450% to 500% based upon performance.
(2)	Mses. Absher’s and Durbin’s long-term incentive targets increased from 100% to 150% based upon Peer Data.
(3)	Mr. Porter will retire from the Company effective December 31, 2022.

Restricted Stock Units (RSUs)

The fiscal year 2022 RSU awards vest ratably over a three-year period and will be settled in shares of CMC common stock.

Performance Share Units (PSUs)

The fiscal year 2022 PSU awards are eligible to vest at the end of a three-year performance period, which runs from September 1, 2021 to August 31, 2024, and will be settled in shares of Company common stock based 75% on Adjusted EBITDA and 25% based on TSR. The Compensation Committee believes that such metrics are aligned with CMC’s long-term business plan and long-term stockholders’ interests.

Adjusted EBITDA Portion of PSUs (75%)

In each year of the performance period, the Compensation Committee sets an Adjusted EBITDA goal based on the business plan and performance is measured on a cumulative basis as compared to the target level. If a positive ROICC is not attained over the three-year performance period, then under the terms of the award agreements, none of the PSU awards subject to the Adjusted EBITDA metric will vest, regardless of the Adjusted EBITDA performance achieved. The payout formula is intended to encourage strong, focused performance, with each performance level representing what the Compensation Committee deemed to be stretch, but attainable performance goals given the economic and market conditions at the time the goals were set. The Adjusted EBITDA target for fiscal year 2022 was $721 million, and CMC achieved $1,472 million of Adjusted EBITDA in fiscal year 2022. The following table sets forth the vesting percentage and payout levels for the portion of the PSU awards that vest based on fiscal year 2022—2024 Adjusted EBITDA performance.

2022-2024 Adjusted EBITDA Performance vs. Target

	Adjusted EBITDA Metric
	Threshold (70% of Target)	Target (100%)	Maximum (130% of Target)
Percent of PSUs to Vest:	50%	100%	200%

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COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Portion of PSUs (25%)

The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on Relative TSR performance over the three-year performance period ended August 31, 2022.

	Relative TSR Metric
	Threshold >/=P30	Target >/=P50	Maximum >/=P70
Percent of PSUs to Vest:	50%	100%	200%

Fiscal Year 2020-2022 Long-Term Incentive Programs

For the PSUs granted on October 21, 2019 to all of the then-serving NEOs, the awards were settled based on CMC’s achievement of Adjusted EBITDA, ROICC and Relative TSR performance over the three-year performance period ending August 31, 2024 as follows:

	Performance Metric
	Cumulative Adjusted EBITDA	ROICC	TSR Ranking
Target	$1.634 billion	Positive	50th percentile
Actual	$2.854 billion	18.6%	85th percentile
Adjusted EBITDA Funding: 200% Relative TSR Funding: 200%

Other Elements of Compensation

As described below, we also provide retirement benefits and health and other welfare benefits to our NEOs.

Retirement and Non-qualified Deferred Compensation Programs

Retirement Plan:    The primary tax qualified long-term compensation retirement plan we have for our employees in the United States is the Commercial Metals Companies Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan and all Company contributions to the plan are discretionary. Please see footnote 4 to the Fiscal Year 2022 Summary Compensation Table beginning on page 43 for more detailed information.

Benefit Restoration Plan:    As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, CMC provides the Benefit Restoration Plan (“BRP”), a non-qualified plan for certain executives, including each of the NEOs, designated by the Compensation Committee, who are subject to federally mandated benefit limits in the 401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contributions that the participant would have received under the 401(k) Plan, but for the limits imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to 50% of his or her base salary and Annual Cash Incentive Bonus into his or her BRP account under which CMC provides a match on the elected deferrals up to 4.5% of the participant’s BRP-eligible compensation. The Compensation Committee believes that the BRP is an important element of our long-term compensation program in order to help attract and retain talent in a competitive market. Please see footnote 4 to the fiscal year 2022 Summary Compensation Table beginning on page 43 for more detailed information.

Perquisites

We provide car allowances to each of our NEOs. Please see footnote 4 to the fiscal year 2022 Summary Compensation Table beginning on page 43 for more detailed information. We do not own or provide to the NEOs corporate aircraft, security services, an executive dining room or similar perquisites.

Health and Other Welfare Benefits

Our NEOs, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, short and long-term disability, and other employee benefits generally made available to employees. In addition, CMC offers a supplemental long-term disability program for executives, including the NEOs, which is intended to replicate the coverage available to non-executive employees.

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COMPENSATION DISCUSSION AND ANALYSIS

Termination, Severance and Change in Control Benefits

As of August 31, 2022, the employment agreements with each of our NEOs provide severance benefits upon a qualifying termination of employment. In addition, we have entered into Executive Employment Continuity Agreements (“EECAs”) with each of the NEOs, which provide for enhanced severance benefits in the event of a qualifying termination of employment within two years following a Change in Control (as defined in such agreements). The termination provisions included in the employment agreements and EECAs are further described below in the “Potential Payments and Benefits Upon Termination or Change in Control” section. The Compensation Committee believes the payments provided for under the employment agreements and EECAs upon a qualifying termination of employment to be reasonable in light of the non-competition obligations imposed upon the NEOs post-termination and in order to ensure that we have the continued attention and dedication of the executives during circumstances that could result in a Change in Control.

Finally, the 2013 Annual Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take such action as it determines to be in the best interest of the Company to determine the extent to which incentive compensation is considered earned and payable during any performance period.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our federal tax deduction for compensation paid in any fiscal year to our CEO and our other “covered employees,” as defined in Section 162(m), to $1,000,000. Although the Compensation Committee has analyzed and will continue to analyze the effect that Section 162(m) and the potential lack of deduction for amounts paid in excess of the deduction limit may have on CMC, the Compensation Committee continues to retain flexibility to make compensation decisions that are based on factors other than Section 162(m) and related consequences when necessary or appropriate (as determined by the Compensation Committee in its sole discretion) to enable CMC to continue to attract, retain, reward and motivate its highly-qualified executives. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

Compensation Risk Assessment – NEOs

CMC’s compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment – Company-Wide Compensation Policies and Programs” section on page 57 describes the Compensation Committee’s assessment, which includes, among other things, FW Cook’s annual risk assessment and the Compensation Committee’s belief that our compensation programs do not encourage excessive risk-taking and thus do not create risks that are reasonably likely to have a material adverse effect on CMC.

Stock Ownership Guidelines and Policy Regarding Hedging and Pledging of Company Stock

Our Board has implemented stock ownership guidelines for directors, executive officers and certain other senior level employees. Our Board believes that minimum ownership guidelines serve to further align the interests of those covered by the guidelines with our stockholders. Individuals who are hired or promoted into positions covered by the guidelines, or who are elected to serve on our Board, have five years following their hire or promotion date to attain the minimum ownership level applicable to their positions. The guidelines require ownership of Company common stock with a value of the greater of the current fair market value or the closing price per share on the date on which the shares were acquired, of not less than the amounts below, as determined on October 31st of each year:

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has established stock ownership guidelines for our non-employee directors, executive officers and other senior level employees, as set forth in the following table:

Position	Stock Ownership Guidelines

Non-Employee Directors	5x the director’s prevailing annual cash retainer award

President and CEO	5x base salary

COO	4x base salary

EVPs, SVPs, each Company business segment President, the CFO, Chief Human Resources Officer and Chief Legal Officer	3x base salary

Other executives as may be designated by the Compensation Committee	1x base salary

Unvested time-vested restricted stock, unvested time-vested RSUs and vested stock options are included when determining the amount of stock ownership, with each share of unvested time-vested restricted stock and each share subject to unvested time-vested RSUs and vested options counting as one share of Company common stock for each share of Company common stock subject to such RSUs and options. Stock appreciation rights, whether or not vested, unearned PSUs and unvested stock options do not count for purposes of determining compliance with the stock ownership guidelines. In addition, unvested restricted stock and RSUs that are subject to conditions other than time vesting do not count for the purpose of determining stock ownership levels. All persons subject to the guidelines must retain the shares of Company common stock they acquire upon the exercise of any stock options (after payment of the exercise price and taxes) and 50% of the shares of Company common stock issued upon the vesting of any of their restricted stock or RSUs (after payment of taxes) until achievement of the retention levels.

As of October 31, 2022, the measurement date specified in the Company’s stock ownership guidelines, all directors and NEOs have met or, within the applicable period, are expected to meet the stock ownership guidelines.

CMC’s insider trading and anti-hedging policy prohibits all employees from buying or selling Company securities while aware of material non-public information and prohibits the disclosure of material non-public information to others who then trade in our securities. The policy is available on our website, www.cmc.com, in the Governance and Board of Directors section. As part of this policy, certain other Company securities related transactions by directors, officers and employees are also prohibited or subject to specific notice and pre-approval requirements. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities, which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls, forwards, futures or other derivative securities. The policy prohibits certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan.

Clawback Policy

The Compensation Committee has adopted a clawback policy which allows the Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, to recover any annual cash or long-term equity incentive compensation payment or award made or granted to any current or former executive officer if the payment or award was predicated upon achieving financial results that were subsequently the subject of restated financial statements and a lower payment or award would have been made to the executive based upon the restated financial statements.

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EXECUTIVE COMPENSATION

The following tables, footnotes and narratives, found on pages 43 through 56, provide information regarding the compensation, benefits and equity awards in CMC for the NEOs.

Fiscal Year 2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Performance Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Barbara R. Smith President and Chief Executive Officer	2022	$1,117,308	$ —	$5,825,836	$ —	$3,037,500	$226,997	$10,207,641
	2021	$1,075,000	$ —	$4,859,240	$ —	$2,902,500	$217,512	$9,054,252
	2020	$1,063,462	$ —	$4,884,774	$ —	$2,902,500	$187,605	$9,038,341

Paul J. Lawrence Senior Vice President and Chief Financial Officer	2022	$591,923	$ —	$1,067,116	$ —	$952,000	$93,509	$2,704,548
	2021	$571,154	$ —	$1,003,035	$ —	$862,500	$86,351	$2,523,040
	2020	$550,000	$ —	$962,183	$ —	$715,000	$69,508	$2,296,691

Ty L. Garrison(5) Senior Vice President Operations	2022	$591,923	$ —	$1,067,116	$ —	$892,500	$293,697	$2,845,236
	2021	$—	$ —	$—	$ —	$—	$—	$—
	2020	$—	$ —	$—	$ —	$—	$—	$—

Jody K. Absher Vice President, Chief Legal Officer and Secretary	2022	$459,231	$ —	$722,523	$ —	$658,000	$69,590	$1,909,344
	2021	$390,000	$ —	$398,716	$ —	$480,000	$60,589	$1,329,306
	2020	$271,917	$ —	$33,552	$ —	$301,500	$37,989	$644,959

Jennifer J. Durbin Vice President and Chief Human Resources Officer	2022	$459,231	$ —	$722,523	$ —	$658,000	$69,705	$1,909,459
	2021	$384,616	$ —	$398,716	$ —	$480,000	$56,342	$1,319,674
	2020	$275,684	$ —	$33,552	$ —	$270,000	$40,445	$619,681

Tracy L. Porter(6) Executive Vice President	2022	$775,385	$ —	$1,998,433	$ —	$1,560,000	$138,281	$4,472,099
	2021	$750,000	$ —	$1,868,998	$ —	$1,500,000	$137,003	$4,256,000
	2020	$745,385	$ —	$1,874,371	$ —	$1,500,000	$125,587	$4,245,342

(1)	No additional cash bonuses were paid in fiscal year 2022. No options or stock appreciation awards were issued in fiscal year 2022.
(2)

Amounts reported in this column for fiscal year 2022 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2022 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for PSUs is based on the probable outcome of the vesting conditions as of the grant date. The maximum value of the PSUs for Ms. Smith and Messrs. Lawrence and Garrison, and Mses. Absher and Durbin, and Mr. Porter respectively, are as follows: $7,284,399, $1,123,660, $1,123,660, $760,827, $760,827 and $2,104,386. Assumptions used in determining these values can be found in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 13, 2022.

(3)

Amounts reported in fiscal year 2022 for each NEO represent the 2022 Annual Cash Incentive Bonus earned by each NEO. Please see the Compensation Discussion and Analysis for further information regarding these bonuses.

(4)

For fiscal year 2022, this column includes a contribution of $8,025 to the 401(k) Plan account for Ms. Smith, $8,025 for Mr. Lawrence, $8,025 for Mr. Garrison, $13,250 for Ms. Absher, $10,097 for Ms. Durbin, and $8,025 for Mr. Porter. This column also includes contributions and supplemental contributions to the BRP accounts of Ms. Smith of $193,110, Mr. Lawrence of $60,590, Mr. Garrison of $61,907, Ms. Absher of

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EXECUTIVE COMPENSATION

$30,754, Ms. Durbin of $34,765, and Mr. Porter of $104,354. This column also includes car allowances of $10,000 for each of Ms. Smith, Mr. Lawrence, Mr. Garrison, Ms. Absher, Ms. Durbin and Mr. Porter. Under the terms of the Executive Annual Health Program, all NEOs were eligible to be reimbursed for the cost of an annual physical up to a maximum of $10,000. Due to health care privacy concerns, the actual reimbursements for participants under this program are not shown and instead this column includes the maximum amount eligible for reimbursement. This column also includes the premiums paid on behalf of the executive by CMC for supplemental long-term disability coverage in the amounts of $5,779, $4,812, $4,325, $5,520, $4,777, and $5,820 for Ms. Smith, Messrs. Lawrence and Garrison, Mses. Absher and Durbin, and Mr. Porter, respectively. This column also includes Mr. Garrison’s relocation benefit of $109,180 and gross up of $90,178.
(5)	Mr. Garrison was not a NEO prior to fiscal year 2022.
(6)	Mr. Porter will retire from the Company effective December 31, 2022.

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2022.

Grants of Plan Based Awards in Fiscal Year 2022

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Barbara R. Smith	10/12/2021	$759,375	$1,518,750	$3,037,500	52,391	104,781	209,562	—	$3,642,184
	10/12/2021	$—	$—	$—	—	—	—	68,854	$2,183,636
Paul J. Lawrence	10/12/2021	$238,000	$476,000	$952,000	8,082	16,163	32,326	—	$561,814
	10/12/2021	$—	$—	$—	—	—	—	16,164	$505,287
Ty L. Garrison	10/12/2021	$223,125	$446,250	$892,500	8,082	16,163	32,326	—	$561,814
	10/12/2021	$—	$—	$—	—	—	—	16,164	$505,287
Jody K. Absher	10/12/2021	$164,500	$329,000	$658,000	5,472	10,944	21,888	—	$380,413
	10/12/2021	$—	$—	$—	—	—	—	10,944	$342,109
Jennifer J. Durbin	10/12/2021	$164,500	$329,000	$658,000	5,472	10,944	21,888	—	$380,413
	10/12/2021	$—	$—	$—	—	—	—	10,944	$342,109
Tracy L. Porter(5)	10/12/2021	$390,000	$780,000	$1,560,000	15,135	30,270	60,540	—	$1,052,177
	10/12/2021	$—	$—	$—	—	—	—	30,270	$946,240

(1)

Represents the Annual Cash Incentive Bonus under the Annual Cash Incentive Plan. The Annual Cash Incentive Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on page 37.

(2)

Represents PSUs granted under CMC’s 2013 Long-Term Equity Incentive Plan, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals relating to ROICC and Adjusted EBITDA, and 25% of the PSUs vesting based on CMC’s TSR performance compared to the TSR peer group. The performance period for the PSUs granted on October 12, 2021 commenced on September 1, 2021 and will continue through August 31, 2024. The 2022-2024 long-term incentive program is described in further detail in the section entitled “Long-Term Incentive Program” on page 38.

(3)

Represents RSUs granted under CMC’s 2013 Long-Term Equity Incentive Plan that vest ratably over three years from the date of grant, subject to the NEO’s continued employment through the applicable vesting date.

(4)

Represents the grant date fair value of PSUs and RSUs awarded in fiscal year 2022 and calculated in accordance with FASB ASC Topic 718. The grant date fair value for the portion of the PSUs that vest based on Adjusted EBITDA and ROICC performance was based on the probable outcome of the performance-based

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EXECUTIVE COMPENSATION

vesting conditions as of the grant date. The grant date fair value for the portion of the PSUs that vest based on TSR performance was based on the probable outcome of the market-based vesting condition and the application of a Monte Carlo simulation model. Assumptions used in determining these values can be found in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 13, 2022.
(5)	Mr. Porter will retire from the Company effective December 31, 2022.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

As of August 31, 2022, we have entered into employment agreements with all of the NEOs. The agreements generally have an initial term of one year (with the exception of Ms. Smith and Mr. Porter’s agreements, which had initial terms of two years), with automatic one-year renewals thereafter unless terminated by either party. The employment agreements set forth a minimum annual base salary and provide that each executive is eligible to earn a bonus under our compensation program but has no guaranteed bonus amount. Each executive is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. Please see the narrative and tables included in the “Potential Payments and Benefits Upon Termination or Change in Control” section on pages 48 through 56 for a description of the compensation that would be paid to the NEOs in the event of their termination following a Change in Control, as well as other events resulting in termination of employment.

Material terms of the grants of plan based awards are described on pages 37 through 38 where we have discussed the Annual Cash Incentive Bonus and pages 38 through 40 where we have discussed the long-term incentive awards. The fiscal year 2022 long-term incentive awards for Mses. Smith, Absher, Durbin and Messrs. Lawrence, Garrison and Porter, consisted of time-based RSUs and PSUs, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals related to Adjusted EBITDA and ROICC and 25% of the PSUs vesting based on CMC’s TSR performance compared to the performance peer group. The percentage of salary and bonus (as noted in the Non-Equity Incentive Plan Compensation column) of each of the NEOs as compared to the total compensation in the Fiscal Year 2022 Summary Compensation Table is as follows: Ms. Smith (41%), Mr. Lawrence (57%), Mr. Garrison (52%), Ms. Absher (59%), Ms. Durbin (59%) and Mr. Porter (52%).

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding PSUs and RSUs outstanding as of the end of fiscal year 2022. As of August 31, 2022, none of our NEOs held outstanding options or stock appreciation rights (“SARs”). The market value of units that have not vested was determined by multiplying the closing market price of our common stock on August 31, 2022 on the NYSE, $40.51, by the number of units that have not vested.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested		Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Name

Barbara R. Smith	34,922	(1)	$1,414,690	—		$—

	55,990	(2)	$2,268,155	251,954	(3)	$10,206,657

	69,854	(4)	$2,829,786	209,562	(5)	$8,489,357

Paul J. Lawrence	8,686	(1)	$351,870	—		$—

	14,559	(2)	$589,785	43,674	(3)	$1,769,234

	16,164	(4)	$654,804	32,326	(5)	$1,309,526

Ty L. Garrison	6,430	(1)	$260,479	—		$—

	11,394	(2)	$461,571	34,180	(3)	$1,384,632

	16,164	(4)	$654,804	32,326	(5)	$1,309,526

Jody K. Absher	639	(1)	$25,886	—		$—

	5,788	(2)	$234,472	17,360		$703,254

	10,944	(4)	$443,341	21,888	(5)	$886,683

Jennifer J. Durbin	639	(1)	$25,886	—		$—

	5,788	(2)	$234,472	17,360		$703,254

	10,944	(4)	$443,341	21,888	(5)	$886,683

Tracy L. Porter(5)	16,920	(1)	$685,429	—		$—

	27,127	(2)	$1,098,915	81,380	(3)	$3,296,704

	30,270	(4)	$1,226,238	60,540	(5)	$2,452,475

(1)

Represents RSUs granted on October 21, 2019, with one-third of the award vested one year after the date of grant, one-third of the award vested two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(2)

Represents RSUs granted on October 13, 2020, with one-third of the award vested one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(3)

In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 13, 2020, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROICC and Adjusted EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2021-2023 performance period.

(4)

Represents RSUs granted on October 12, 2021 with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(5)

In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 12, 2021, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROICC and Adjusted EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2022-2024 performance period. Mr. Porter will retire from the Company effective December 31, 2022.

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EXECUTIVE COMPENSATION

Option/SARs Exercised and Stock Vested

The following table provides information regarding stock vested during fiscal year 2022 for the NEOs. No options or SARs were issued or exercised by NEOs in fiscal year 2022.

Option/SARs Exercised and Stock Vested in Fiscal Year 2022

	Options/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)

Barbara R. Smith	—	$—	410,274	$15,596,285

Paul J. Lawrence	—	$—	72,955	$ 2,744,727

Ty L. Garrison	—	$—	56,901	$ 2,123,342

Jody K. Absher	—	$—	4,162	$ 134,171

Jennifer J. Durbin	—	$—	4,162	$ 134,171

Tracy L. Porter(2)	—	$—	148,531	$ 5,548,268

(1)	Included in these columns are the number of shares and the associated value realized with respect to the vesting of the RSUs and PSUs.
(2)	Mr. Porter will retire from the Company effective December 31, 2022.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

All of the NEOs have previously been designated by the Compensation Committee as being eligible to participate in the BRP. Participants can elect to defer W-2 earnings, including annual bonus awards, up to a maximum of 50% of such earnings. Deferrals are matched up to 4.5% of the participant’s BRP-eligible compensation, with the matching contributions vesting after two years of service. Annually, BRP participant’s must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with us. In the event of death or disability, the participant or his or her estate will receive a lump sum payment. The payment of amounts deferred by NEOs after December 31, 2004 and that are to be paid after termination of employment, will be delayed for six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self-directed investment election and allocation among a group of mutual funds. The mutual funds available in the BRP have investment objectives similar, but not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

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EXECUTIVE COMPENSATION

The following table and footnotes provide information regarding the non-qualified deferred compensation plan during fiscal year 2022 for the NEOs.

Fiscal Year 2022 Non-Qualified Deferred Compensation Table

Name	Executive’s Contribution in Last FY ($)	Registrant’s Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY

Barbara R. Smith	$346,615	$193,111	$(521,203)	$—	$3,257,244(1)

Paul J. Lawrence	$ 58,577	$ 60,589	$ (66,893)	$—	$ 388,555(2)

Ty L. Garrison	$ 62,533	$ 61,907	$ (19,554)	$—	$ 357,232(3)

Jody K. Absher	$ 28,477	$ 30,754	$ (25,018)	$—	$ 182,104(4)

Jennifer J. Durbin	$ 82,399	$ 34,765	$ (44,591)	$—	$ 279,926(5)

Tracy L. Porter(7)	$137,123	$104,354	$ 23,772	$—	$3,508,744(6)

(1)	Approximately 63% of the aggregate balance at 2022 fiscal year end results from Ms. Smith’s voluntary deferrals of compensation to the BRP since participation began in 2013.
(2)	Approximately 50% of the aggregate balance at 2022 fiscal year end results from Mr. Lawrence’s voluntary deferrals of compensation to the BRP since participation began in 2016.
(3)	Approximately 18% of the aggregate balance at 2022 fiscal year end results from Mr. Garrison’s voluntary deferrals of compensation to the BRP since participation began in 2018.
(4)	Approximately 66% of the aggregate balance at 2022 fiscal year end results from Ms. Absher’s voluntary deferrals of compensation to the BRP since participation began in 2019.
(5)	Approximately 82% of the aggregate balance at 2022 fiscal year end results from Ms. Durbin’s voluntary deferrals of compensation to the BRP since participation began in 2020.
(6)	Approximately 40% of the aggregate balance at 2022 fiscal year end results from Mr. Porter’s voluntary deferrals of compensation to the BRP since participation began in 2006.
(7)	Mr. Porter will retire from the Company effective December 31, 2022.

Potential Payments and Benefits Upon Termination or Change in Control

Under our executive compensation program, severance payments and the provision of benefits can be triggered upon termination of an NEO’s employment and following a Change in Control. These payments may include payments resulting from the employment agreements and EECAs discussed below.

Employment Agreements

Below is a description of the termination provisions included in each of the employment agreements and EECAs. As of August 31, 2022, the NEOs are also bound under the terms of their employment agreements to certain non-competition provisions during the term of the employment and for eighteen months thereafter and certain non-solicitation restrictions for a period of two years after termination of employment.

Smith, Lawrence, Garrison, Absher, Durbin and Porter.    If we terminate Ms. Smith’s, Mr. Lawrence’s, Mr. Garrison’s, Ms. Absher’s, Ms. Durbin’s or Mr. Porter’s employment for cause under the terms of their respective employment agreements or under the applicable law or if any such executive terminates his or her own employment without good reason, then we have no further payment obligations to him or her, except accrued and unused vacation. If the employment of any of these executives is terminated due to death or disability, such executive or his or her respective estate will be entitled to: (i) any applicable life insurance or disability benefits; (ii) a pro-rata share of any applicable bonus as determined by our Board; (iii) payment of any cash incentive due under the Annual Cash Incentive Plan; (iv) vesting of SARs, restricted stock and/or stock options to the extent permitted by the terms of the applicable equity incentive plan and award or grant agreements; and (v) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contributions attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

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EXECUTIVE COMPENSATION

If we terminate Mr. Porter’s employment without cause, if Mr. Porter terminates for good reason, or if we do not renew his employment agreement, pursuant to his employment agreement, he will be entitled to: (i) a lump sum payment equal to 1.5 times his then current annual base salary; (ii) a cash payment in lieu of a bonus equal to the greater of (a) 1.5 times the average annual bonus he received for the five fiscal year period ending with our last completed fiscal year prior to the termination or (b) his annual bonus target as established by our Board for our last completed fiscal year prior to the termination, the foregoing when combined with (i) not to exceed two times the executive’s then current annual base salary; and (iii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts. In addition to the foregoing, as of August 31, 2021, Mr. Porter’s employment agreement included a provision which entitled him to receive a “gross-up” payment from the Company to cover any excise taxes imposed by Section 4999 of the Code with respect to certain payments in connection with a termination of his employment. On November 11, 2021, Mr. Porter’s employment agreement was amended to remove such tax gross-up provision. The Company is committed to excluding excise tax gross-up provisions from all future employment agreements.

If we terminate Ms. Smith’s, Mr. Lawrence’s, Mr. Garrison’s, Ms. Absher’s or Ms. Durbin’s employment without cause, if he or she terminates for good reason, or if we do not renew his or her employment agreement, pursuant to their respective employment agreements, such executive will be entitled to: (i) an amount equal to two times the executive’s then current annual base salary; and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

Under Ms. Smith’s, Mr. Lawrence’s, Mr. Garrison’s, Ms. Absher’s, Ms. Durbin’s and Mr. Porter’s employment agreements, “cause” is defined as the executive’s: (i) theft, embezzlement, fraud, financial impropriety, any other act of dishonesty relating to such executive’s employment or any willful violation of Company policies or directives or laws, rule or regulations applicable to CMC; (ii) willful commission of acts that would support the finding of a felony or lesser crime involving fraud, dishonesty, misappropriation or moral turpitude; (iii) failure to perform the duties and obligations under such executive’s employment agreement; or (iv) commission of an act in performance of such executive’s duties amounting to gross negligence or willful misconduct.

Under Mr. Porter’s employment agreement, “good reason” is defined as our breach of the agreement, a significant reduction in the executive’s responsibilities or compensation, or our requiring the executive to work at a location more than 50 miles from our current location. Under Ms. Smith’s, Mr. Lawrence’s, Mr. Garrison’s, Ms. Absher’s and Ms. Durbin’s employment agreements, “good reason” is defined as our breach of the agreement or a significant reduction in the executive’s responsibilities or compensation.

EECAs.    In August 2020, each of the NEOs entered into an amended and restated EECA. The EECA is intended to ensure that we will have the continued attention and dedication of the executive during events that might lead to, and in the event of, a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits on terms no less favorable than those in effect during the 90-day period immediately preceding the Change in Control.

If the executive’s employment is terminated during the Employment Period for other than cause or disability (including Constructive Termination (as defined below)), the EECA requires us to pay certain severance benefits to the executive in a lump sum within 30 days following termination. The severance benefits for Mses. Smith, Absher and Durbin and Messrs. Lawrence, Garrison, and Porter include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as two times the sum of (i) the highest annual base salary in effect at any time during the five year period prior to the Change in Control and (ii) the executive’s target cash bonus opportunity for the performance period in which the termination date occurs. Under the terms of the EECA, the severance paid is determined based on a multiple of salary only and does not include a multiple of salary plus bonus. Company contributions to retirement plans and participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will

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EXECUTIVE COMPENSATION

be continued for two years following termination. The executive also will become fully vested in all stock incentive awards and all stock options will remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger severance payments under these agreements. We believe that this double trigger is a reasonable trigger for severance compensation under the EECAs and that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in change in control events.

Under the EECA, “cause” is defined as the executive’s: (i) material misappropriation with respect to CMC’s business or assets; (ii) persistent refusal or willful failure constituting gross dereliction to substantially perform the executive’s duties and responsibilities to CMC; (iii) conviction of a felony involving fraud, dishonesty or moral turpitude; or (iv) the use of drugs or alcohol that materially interferes with the executive’s performance of duties.

The EECA does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including excise taxes under Section 4999 of the Code, which the employee may owe as a result of receipt of payments under the EECA in connection with the Change in Control. The EECA does require us to determine if the payments to an executive under the EECA combined with any other payments or benefits to which the executive may be entitled (in aggregate, the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999. We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the EECA. The EECA provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the EECA will terminate.

Plan Awards.    In addition to the EECAs, although our existing equity incentive plan provides for accelerated vesting of stock-based awards as a result of a Change in Control, as defined by such plan, we have adopted a “double trigger” requirement for new equity awards effective fiscal year 2019 such that vesting will accelerate only if the participant has a qualifying termination within 24 months after a qualifying change in control event. A “qualifying termination” means retirement occurring at least twelve months after the award’s grant date, termination as a result of the participant’s permanent disability, or termination by us without cause or by the participant for good reason. Further, the Annual Cash Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period and further consistent with our best interests.

The EECA, cash and equity incentive plans define a Change in Control to be the occurrence of one of the following events: (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA defines Constructive Termination as the failure to maintain the executive in the position held by him or her prior to the Change in Control, a material adverse change in the executive’s responsibilities, the failure to pay the amounts due to the executive under the EECA, the failure of any successor to the Company to assume the EECA or requiring the executive to relocate more than 50 miles from his workplace.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO estimating the payments and benefits that would be paid under each element of our compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2022, the last day of our 2022 fiscal year. In all cases the amounts were valued as of August 31, 2022, based upon, where applicable, a closing share price on August 31, 2022 of $40.51.

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EXECUTIVE COMPENSATION

The amounts in the following tables are calculated as of August 31, 2022 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Barbara R. Smith Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$2,250,000	$—	$—	$2,250,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$3,037,500	$3,037,500	$3,037,500
Long-term Incentives RSUs/PSUs Unvested and Accelerated(2)	$—	$15,860,637	$—	$—	$—	$15,860,637	$7,490,745	$7,490,745
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$656,182	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$69,125	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$1,080,000	$—
Accrued Vacation Pay(6)	$86,538	$86,538	$86,538	$86,538	$—	$86,538	$86,538	$86,538

Total	$86,538	$15,947,175	$2,336,538	$86,538	$—	$21,959,982	$11,694,783	$11,614,783

(1)	Amounts reported for base salary and annual bonus are calculated pursuant to Ms. Smith’s employment agreement and EECA described on pages 48 through 50.
(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards will automatically become vested and payable. For PSUs, a pro rata portion of the unvested awards will continue to vest and be payable at the time other participants are vested. Following a qualified retirement, awards continue to vest assuming such qualified retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger”. In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the Company, other than for Cause or disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Smith’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2022 premiums and actual calendar year 2022 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

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EXECUTIVE COMPENSATION

Paul J. Lawrence Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,190,000	$—	$—	$1,190,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$952,000	$952,000	$952,000
Long-term Incentives RSUs/PSUs Unvested and Accelerated(2	$—	$—	$—	$—	$—	$3,135,839	$1,501,382	$1,501,382
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$258,618	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$79,097	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$4,083,500	$—
Accrued Vacation Pay(6)	$45,769	$45,769	$45,769	$45,769	$—	$45,769	$45,769	$45,769

Total	$45,769	$45,769	$1,235,769	$45,769	$—	$5,661,323	$6,582,651	$3,499,151

(1)

Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Lawrence’s employment agreement and EECA described on pages 48 through 50. As noted in footnote 7 below, Mr. Lawrence is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards will automatically become vested and payable. For PSUs, a pro rata portion of the unvested awards will continue to vest and be payable at the time other participants are vested. Following a qualified retirement, awards continue to vest assuming such qualified retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger”. In a change in control event awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the Company, other than for Cause or disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Lawrence’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2022 premiums and actual calendar year 2022 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Mr. Lawrence is not eligible for ordinary retirement based on his length of service with the Company.

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Ty L. Garrison Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,190,000	$—	$—	$1,190,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$892,500	$892,500	$892,500
Long-term Incentives RSUs/PSUs Unvested and Accelerated(2)	$—	$2,723,933	$—	$—	$—	$2,723,933	$1,245,196	$1,245,196
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$262,570	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$79,679	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$4,510,500	$—
Accrued Vacation Pay(6)	$45,769	$45,769	$45,769	$45,769	$—	$45,769	$45,769	$45,769

Total	$45,769	$2,769,702	$1,235,769	$45,769	$—	$5,194,451	$6,693,965	$3,183,465

(1)	Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Garrison’s employment agreement and EECA described on pages 48 through 50.
(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards will automatically become vested and payable. For PSUs, a pro rata portion of the unvested awards will continue to vest and be payable at the time other participants are vested. Following a qualified retirement, awards continue to vest assuming such qualified retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger”. In a change in control event awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the Company, other than for Cause or disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Garrison’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2022 premiums and actual calendar year 2022 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

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EXECUTIVE COMPENSATION

Jody K. Absher Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$940,000	$—	$—	$940,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$658,000	$658,000	$658,000
Long-term Incentives RSUs/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$1,498,667	$605,543	$605,543
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$169,112	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$48,624	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$940,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$6,335,000	$—
Accrued Vacation Pay(6)	$36,154	$36,154	$36,154	$36,154	$—	$36,154	$36,154	$36,154

Total	$36,154	$36,154	$976,154	$36,154	$—	$3,350,557	$7,634,697	$2,239,697

(1)

Amounts reported for base salary and bonus are calculated pursuant to Ms. Absher’s employment agreement and EECA described on pages 48 through 50. As noted in footnote 7 below, Ms. Absher is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards will automatically become vested and payable. For PSUs, a pro rata portion of the unvested awards will continue to vest and be payable at the time other participants are vested. Following a qualified retirement, awards continue to vest assuming such qualified retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger”. In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the Company, other than for Cause or disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Absher’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2022 premiums and actual calendar year 2022 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Ms. Absher is not eligible for ordinary retirement based on her age.

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EXECUTIVE COMPENSATION

Jennifer J. Durbin Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$940,000	$—	$—	$940,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$658,000	$658,000	$658,000
Long-term Incentives RSUs/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$1,498,667	$605,543	$605,543
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$181,144	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$78,317	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$940,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$7,417,000	$—
Accrued Vacation Pay(6)	$36,154	$36,154	$36,154	$36,154	$—	$36,154	$36,154	$36,154

Total	$36,154	$36,154	$976,154	$36,154	$—	$3,392,282	$8,716,697	$2,239,697

(1)

Amounts reported for base salary and bonus are calculated pursuant to Ms. Durbin’s employment agreement and EECA described on pages 48 through 50. As noted in footnote 7 below, Ms. Durbin is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards will automatically become vested and payable. For PSUs, a pro rata portion of the unvested awards will continue to vest and be payable at the time other participants are vested. Following a qualified retirement, awards continue to vest assuming such qualified retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger”. In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the Company, other than for Cause or disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Durbin’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2022 premiums and actual calendar year 2022 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Ms. Durbin is not eligible for ordinary retirement based on her age.

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EXECUTIVE COMPENSATION

Tracy L. Porter Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,560,000	$—	$—	$1,560,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$1,560,000	$1,560,000	$1,560,000
Long-term Incentives RSUs/PSUs and Accelerated(2)	$2,826,747	$5,885,171	$2,826,747	$—	$—	$5,885,171	$2,826,747	$2,826,747
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$389,912	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$70,096	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$930,000	$—
Accrued Vacation Pay(6)	$60,000	$60,000	$60,000	$60,000	$—	$60,000	$60,000	$60,000

Total	$2,886,747	$5,945,171	$4,446,747	$60,000	$—	$9,525,179	$5,376,747	$5,446,747

(1)	Amounts reported for base salary and bonus are calculated pursuant to Mr. Porter’s employment agreement and EECA described on pages 48 through 50.
(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability a pro rata portion of the unvested RSUs awards shall automatically become vested and payable. For PSUs, a pro rata portion of the unvested awards shall continue to vest and be payable at the time other participants are vested. Following a qualified retirement, awards continue to vest assuming such qualified retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger”. In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if executive is terminated by the Company, other than for Cause or disability, or executive terminates employment for a Qualifying Termination.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Porter’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2022 premiums and actual calendar year 2022 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, and in accordance with applicable SEC interpretive guidance, we are providing the ratio of the annual total compensation of our CEO, Ms. Smith, to the annual total compensation of our median employee as of August 31, 2022. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

Our principal executive officer is Ms. Smith, Chairman of the Board, President and CEO. Ms. Smith had annual total compensation of $10,207,641 in fiscal year 2022, as reflected in the Summary Compensation Table. Our

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EXECUTIVE COMPENSATION

median employee’s (excluding the CEO) annual total compensation in fiscal year 2022 was $57,580. Therefore, we estimate that Ms. Smith’s annual total compensation for 2022 was 177 times that of our median employee.

As permitted by SEC rules, we used the same “median employee” that was identified in the preparation of our pay ratio disclosure in respect of fiscal year 2021 and fiscal year 2020 because there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. For these purposes, we identified our median employee using our employee population as of August 31, 2020, the last day of our 2020 fiscal year. As of that date we had 12,387 employees globally. In determining the employee population, we included 10,034 employees in the United States and 2,341 employees in Poland, and excluded twelve employees in China, who represented less than 5% of our total employees, as permitted under the applicable SEC de minimis exemption and approximately 650 employees of TAC Aquisition Corp. and its subsidiaries, which we acquired on April 25, 2022. As a result, we included all full-time and part-time employees of the Company and its consolidated subsidiaries, which amounted to 12,375 employees. The compensation of permanent employees who did not work for the entire year had not been annualized. Earnings of our employees in Poland were converted from 3.8418 PLN to $1.00 which is consistent with conversions for other purposes. The Company determined its median employee utilizing total taxable income, or equivalent, consistently applied to all included employees for the Company’s completed fiscal year 2022. We then utilized the same rules which we applied to the calculation of total compensation of the Company’s NEOs, as reflected in the Summary Compensation Table, to determine the annual total compensation of our median employee.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Risk Assessment – Company-Wide Compensation Policies and Programs

The Compensation Committee has established and plans to continue to refine Company-wide compensation policies and programs that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee undertook, during our most recently ended fiscal year, an assessment of our compensation arrangements, including those for our NEOs. In conducting this assessment, the Compensation Committee asked FW Cook, its independent compensation consultant, to perform, among other things, a review of our (i) compensation philosophy, (ii) peer group companies, (iii) compensation mix, (iv) cash and equity-based incentive plans and (v) administrative procedures. The Compensation Committee also asked FW Cook to examine our cash and equity-based compensation plans in comparison to market practices.

The considerations and findings of the assessment by the Compensation Committee included:

•	The Compensation Committee believes that the distribution of compensation among our core compensation elements focuses our employees on both the nearer-term and long-term performance of the Company;

•	Our cash incentive compensation programs include financial measures intended to be aligned with the Company’s short-, medium- and long-term business goals;

•	Our equity-based incentive awards provide for payouts over a multi-year period so that our NEOs remain focused on our performance beyond the immediate fiscal year;

•

Our cash and equity-based awards contain a range of performance levels, multiple metrics and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation;

•	Caps on awards to certain executives, limits on maximum award size and our clawback policy also limit risk under the Company’s incentive plans;

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EXECUTIVE COMPENSATION

•	A cap is placed on the number of shares of common stock of CMC that may be awarded to any director in any fiscal year;

•	Executives and directors are required to hold a meaningful number of shares of CMC’s common stock pursuant to our stock ownership guidelines; and

•

The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data and, when achieving maximum performance, to reach total compensation at the upper quartile of Peer Data.

Based upon this assessment, the Compensation Committee does not believe that our Company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

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NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation arrangements for non-employee directors are described below. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2022, as well as the outstanding equity awards held by the non-employee directors as of August 31, 2022. Ms. Smith did not receive fees for her service on our Board during fiscal year 2022.

Fiscal Year 2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Vicki L. Avril-Groves	$136,875	$139,968	$—	$276,843

Lisa M. Barton	$130,750	$139,968	$—	$270,718

Peter R. Matt	$131,280	$139,968	$—	$271,248

Gary E. McCullough	$116,413	$139,968	$—	$256,381

John R. McPherson	$66,000	$112,368	$—	$178,368

Sarah E. Raiss	$147,333	$139,968	$—	$287,301

J. David Smith	$122,250	$139,968	$—	$262,218

Charles L. Szews	$142,500	$139,968	$—	$282,468

Former Directors

Rhys J. Best	$35,416	$—	$—	$35,416

Joseph C. Winkler	$43,916	$—	$—	$43,916

(1)

Other than Mr. McCullough, no non-employee directors elected to receive their fiscal year 2022 cash director fees in the form of common stock or RSUs. Messrs. Best and Winkler retired as directors at our 2022 annual meeting of stockholders and were compensated on a prorated basis for their service as directors through January 12, 2022.

(2)

Includes the grant date fair value of equity awards granted in fiscal year 2022 and calculated in accordance with FASB ASC Topic 718. Assumptions used in determining these values can be found in Note 14 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 13, 2022. Six of the non-employee directors were granted restricted stock awards (“RSAs”) and two of the non-employee directors were granted RSUs. Seven of the RSA and RSU equity awards vest on January 12, 2023 and one vests on March 14, 2023, in each case provided such director is still serving as a director and has not had an accelerated vesting event, such as retirement, death, permanent disability or a change in control.

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NON-EMPLOYEE DIRECTOR COMPENSATION

As of August 31, 2022, each individual who served as a non-employee director during fiscal year 2022 had outstanding the following number of deferred RSUs, RSAs or RSUs:

Director	Deferred Restricted Stock Units	Restricted Stock/ Restricted Stock Units

Vicki L. Avril-Groves	27,088	3,786

Lisa M. Barton	—	3,786

Peter R. Matt	—	3,786

Gary E. McCullough	—	3,786

John R. McPherson	—	2,736

Sarah E. Raiss	15,722	3,786

J. David Smith	—	3,786

Charles L. Szews	—	3,786

Former Directors

Rhys J. Best	—	—

Joseph C. Winkler	—	—

Director Retainers and Fees

None of our employees receive additional compensation for serving as a director. In addition, if the Board or any committee holds more than ten meetings in a calendar year, members of the Board and such committee are entitled to receive Board and committee meeting fees of $2,000 per additional meeting attended. Our non-employee directors receive annual retainer fees for Board and committee service as set forth below:

	Retainer ($)

Annual Director Retainer (the “Annual Director Retainer”)	$260,000	(1)

Lead Director	$35,000

Audit Committee Chair	$25,000

Compensation Committee Chair	$20,000

Finance Committee Chair	$15,000

Nominating and Corporate Governance Committee Chair	$15,000

(1)

In fiscal year 2022, directors received $140,000 of the Annual Director Retainer in equity paid annually and $120,000 in cash paid quarterly. The equity portion of the Annual Director Retainer was fully issued in deferred RSUs, RSAs or RSUs in the 2022 calendar year. Additionally, any director may elect to be paid the cash portion of the Annual Director Retainer or committee retainer(s) in common stock. CMC maintains a Non-Employee Director Deferred Compensation Program under which non-employee directors may defer all or a portion of their compensation until their separation from our Board.

Director Stock Ownership Guidelines

Under CMC’s stock ownership guidelines, non-employee directors are required to own Company common stock equal in value to five times such person’s annual cash retainer, and each non-employee director has five years from joining the Board to achieve this threshold.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2022 were Mses. Avril-Groves (Chair) and Barton and Messrs. McCullough, Smith (since March 14, 2022) and Winkler (until January 12, 2022). No member of the Compensation Committee was at any time during fiscal year 2022, or at any other time, an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during the last fiscal year.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Bryan Porter, son of our Executive Vice President, Tracy L. Porter, is employed by us as Director of Operations for CMC Steel Alabama. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $490,279 for his services during fiscal year 2022, which is in line with CMC’s normal pay policies and practices. He received total taxable compensation of $661,161, including life insurance premiums, car allowance, relocation and the tax value of restricted stock that vested in fiscal year 2022. Tracy L. Porter does not directly or indirectly determine the compensation or job position of Bryan Porter.

Donnie Garrison, brother of our Senior Vice President Operations, Ty L. Garrison, is employed by us as Lead—Mills Process in our Information Technology department. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $161,013 for his services during fiscal year 2022, which is in line with CMC’s normal pay policies and practices. He received total taxable compensation of $155,184, including life insurance premiums. Ty L. Garrison does not directly or indirectly determine the compensation or job position of Donnie Garrison.

Since 1978, we have had a Code of Conduct that applies to all directors, officers and employees (collectively, “Covered Persons”). The Code of Conduct, as amended and effective as of January 1, 2010, can be found in the Corporate Governance section of our website at www.cmc.com. The Code of Conduct prohibits a Covered Person from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. Additionally, we have adopted a written policy regarding review and approval of related party transactions by the Audit Committee (the “Related Person Transactions Policy”).

CMC’s Related Person Transactions Policy defines a “Related Person Transaction” as any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person (as defined below) has or will have a direct or indirect material interest, including, without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The Related Person Transactions Policy also contains categories of certain transactions that our Board has identified as not constituting Related Person Transactions, because such transactions are not deemed to create a direct or indirect material interest for the Related Person.

A “Related Person” is (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an immediate family member of any of the persons identified in clauses (i) or (ii). Immediate family members include a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any individual (other than a tenant or employee) sharing the household of such person.

Under the Related Person Transactions Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy (i) by the Audit Committee or (ii) if the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of our Board, by such disinterested members of our Board by the vote of a majority thereof. In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction.

No director participates in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director is required to provide all material information concerning the Related Person Transaction to the Audit Committee or disinterested directors reviewing such transaction.

Except as described herein, there were no transactions considered to be a Related Person Transaction since the beginning of CMC’s 2022 fiscal year through the date of this proxy statement.

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AUDIT COMMITTEE REPORT

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Our Board annually selects the members of the Audit Committee. During fiscal year 2022, the members of the Audit Committee were Messrs. Szews (Chair), Matt, and McPherson (since March 14, 2022), and Ms. Raiss. In addition, Mr. Best was a member of the Audit Committee through January 12, 2022, the date of his retirement from the Board, and Mr. Smith was a member of the Audit Committee through March 13, 2022, the date he was appointed to the Compensation Committee. Our Board has determined that each member of the Audit Committee is qualified to serve. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act, Rule 10A-3 of the Exchange Act and the listing standards of the NYSE. Our Board has determined that Messrs. Matt, McPherson, and Szews meet the definition of “audit committee financial expert” as defined by the SEC. During fiscal year 2022, the Audit Committee met seven times.

Roles and Responsibilities

The Audit Committee’s responsibilities are outlined in a charter approved by our Board, a current copy of which can be found on our website at www.cmc.com by clicking on “Investors,” then “Governance and Board of Directors.” On an annual basis, the Audit Committee conducts a self-evaluation and also reviews and assesses the adequacy of its charter.

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements and disclosures, the Company’s compliance with legal and regulatory requirements, the Company’s procedures for monitoring compliance with the Company’s Code of Conduct and Business Ethics, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s internal control systems. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), compensation, retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements and earnings press releases with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm.

The Audit Committee also participates in the selection and evaluation of the Company’s lead audit partner. The Audit Committee regularly meets independently as a committee and separately from management with the internal audit staff, the independent registered public accounting firm, as well as the Chief Financial Officer and the Chief Legal Officer.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

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AUDIT COMMITTEE REPORT

Fiscal Year 2022 Actions

During fiscal year 2022, management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2022 with management and with the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments and estimates, the quality, not just acceptability, of the Company’s accounting principles, disclosures and such other matters as are required to be discussed by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees) with the independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC rules. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining its independence.

Fiscal Year 2022 Audited Financial Statements

Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements for the fiscal year ended August 31, 2022 be included in the Company’s Annual Report on Form 10-K as filed on October 13, 2022 with the SEC.

Charles L. Szews (Chair)

Peter R. Matt

John R. McPherson

Sarah E. Raiss

Commercial Metals Company    2022 Proxy Statement    64

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023, subject to stockholder ratification. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1959. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of CMC and its stockholders. Fees billed by Deloitte & Touche LLP and its member firms and affiliates to us for services provided in the fiscal years ended August 31, 2022 and August 31, 2021 were:

Type of Fees	Fiscal Year 2022	Fiscal Year 2021
Audit Fees	$4,332,988	$3,521,577
Audit-Related Fees	$—	$—
Tax Fees	$155,917	$2,451
All Other Fees	$8,000	$6,154
Total	$4,496,905	$3,530,182

“Audit Fees” are fees billed for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “Tax Fees” are billed by Deloitte & Touche LLP for professional services for tax compliance, tax advice and tax planning. “All Other Fees” are fees billed by Deloitte & Touche LLP for any services not included in the first three categories. For fiscal years 2022 and 2021, “All Other Fees” consisted of fees billed for use of the Deloitte Accounting Research Tool, an online research tool.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with an engagement letter outlining the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter and budget for audit services will be formally accepted by the Audit Committee.

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. All of the services described above were approved by the Audit Committee pursuant to these pre-approval processes. The Audit Committee considers non-audit fees and services when assessing auditor independence.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chair of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and

Commercial Metals Company    2022 Proxy Statement    65

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

fees. The Chair of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all of the independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions submitted in advance of the Annual Meeting. Our Board requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2023. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change should be made.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023.

The Audit Committee and our Board recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Commercial Metals Company    2022 Proxy Statement    66

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders with an advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules, which is commonly referred to as a “say-on-pay vote.” At the 2018 annual meeting, stockholders were also asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of stockholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, our Board decided, as previously disclosed, that the advisory vote on executive compensation will be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which the advisory vote on executive compensation should be held.

As disclosed in the Compensation Discussion and Analysis (which starts on page 30 of this proxy statement), CMC believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The objectives of CMC’s executive compensation program are to:

•	facilitate the attraction and retention of top-caliber talent;

•	align executive pay with performance;

•	align the interests of our executives with those of our stockholders; and

•	offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives dependent upon achieving the financial performance goals.

Within the objectives listed above, the Compensation Committee generally believes that it is in the interests of CMC and its stockholders that the “variable” compensation performance metrics should be:

•	primarily based on pre-established performance goals;

•	designed to compensate based upon a combination of individual, business unit and Company performance; and

•	established and communicated early in the performance period in order to align individual performance with Company goals.

While our annual say-on-pay vote is advisory, we value the opinions of our stockholders and carefully and thoughtfully consider our stockholders’ concerns and opinions in our annual evaluation of our executive compensation program.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of CMC, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative discussion, is approved.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to approve the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement. The say-on-pay vote is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Our Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

Commercial Metals Company    2022 Proxy Statement    67

EQUITY COMPENSATION PLANS

The following table presents information about our equity compensation plans as of August 31, 2022:

	A.	B.	C.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	1,993,630	$27.59	4,575,646
Equity compensation plans not approved by security holders	—	—	—
Total	1,993,630	$27.59	4,575,646

GENERAL

A copy of the Form 10-K filed with the SEC on October 13, 2022 is contained within the annual report. The Form 10-K includes our financial statements for the year ended August 31, 2022. Copies of the Form 10-K and the annual report are available to stockholders online at www.proxydocs.com/CMC by using the control number on your proxy card and on the Notice Regarding the Availability of Proxy Materials. Because we are furnishing proxy materials to our stockholders on the Internet, you will not receive a printed copy of the annual report unless you have specifically requested it. You may request a copy of the annual report, without charge, by contacting the Secretary of the Company by phone at (214) 689-4300 or by mail to 6565 N. MacArthur Blvd. Suite 800, Irving, TX 75039.

We will bear the cost of soliciting proxies on behalf of CMC. Our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse banks, brokers, trusts and other nominees for their costs in forwarding proxy materials to beneficial owners of our common stock.

Commercial Metals Company    2022 Proxy Statement    68

2024 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

It is currently contemplated that our 2024 annual meeting of stockholders will take place on or about January 10, 2024. Pursuant to regulations of the SEC, in order to be included in our proxy statement for the 2024 annual meeting, stockholder proposals must be received at our principal executive offices, 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039, Attention: Secretary, no later than July 25, 2023 and must comply with additional requirements established by the SEC. Pursuant to our amended and restated bylaws, a stockholder proposal to bring business before the 2024 annual meeting of stockholders submitted outside of the processes established in Rule 14a-8 promulgated by the SEC or to nominate a person for election to the Board pursuant to the advance notice provisions of our amended and restated bylaws will be considered untimely before September 13, 2023 and untimely after October 13, 2023.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders pursuant to the advance notice provisions on the same basis that it evaluates other nominees for director, provided stockholders submit the required information in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to our principal executive offices, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Secretary. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the advance notice provisions in our amended and restated bylaws addressing stockholder nominations of directors.

Pursuant to the proxy access provisions of our amended and restated bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our amended and restated bylaws. To include a nominee for our Board in our proxy materials, a compliant nomination notice for the 2024 annual meeting must be received at our principal executive offices, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Secretary, no earlier than June 25, 2023 and no later than July 25, 2023. The nomination notice must contain the information required by the proxy access provisions of our amended and restated bylaws.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our amended and restated bylaws.

OTHER BUSINESS

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the Proxy Holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

JODY K. ABSHER

Secretary

November 22, 2022

Commercial Metals Company    2022 Proxy Statement    69

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below.

Adjusted Earnings and Adjusted EBITDA

Adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings”) is a non-GAAP financial measure that is equal to earnings from continuing operations before income taxes certain debt extinguishment costs, asset impairment costs, gains on sale of assets, acquisition and integration related costs, acquisition related earnings, and facility closure costs. These were excluded from the calculation because they were related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set. Adjusted Earnings should not be considered an alternative to earnings from continuing operations or net earnings, or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP.

Adjusted Earnings is used as an incentive plan metric within our annual and long-term incentive performance plans for management. Adjusted Earnings may be inconsistent with similar measures presented by other companies. Adjusted EBITDA for compensation purposes (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA is the sum of Adjusted Earnings before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization (as adjusted to exclude impacts related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set) and the amortization of acquired unfavorable contract backlog. Adjusted EBITDA should not be considered an alternative to earnings from continuing operations or net earnings, or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. Adjusted EBITDA is used as an incentive plan metric within our annual and long-term incentive performance plans for management. Adjusted EBITDA may be inconsistent with similar measures presented by other companies.

A reconciliation of earnings from continuing operations before income taxes to Adjusted Earnings and Adjusted EBITDA is provided below:

Amounts Shown in Millions	2019	2020	2021	2022

Earnings from Continuing Operations Before Income Taxes	$268	$371	$534	$1,515

Adjustments:

Debt extinguishment costs	—	2	17	16

Asset impairment costs	—	7	7	5

Gain on sale of assets	—	—	(10)	(275)

Acquisition and integration-related costs and other	12	32	—	9

Acquisition related earnings	—	—	—	(12)

Facility closure costs	4	11	—	—

Total Adjustments:	16	52	14	(257)

Adjusted Earnings Before Taxes for Compensation Purposes	$284	$423	$548	$1,258
Income taxes at projected effective tax rate	65	106	148	368

Adjusted Earnings from Continuing Operations for Compensation Purposes	$219	$317	$400	$890

Interest expense	71	62	52	51

Income taxes at projected effective tax rate	65	106	148	368

Depreciation and amortization*	159	166	168	163

Amortization of acquired unfavorable contract backlog	(75)	(29)	(6)	—

Adjusted EBITDA for Compensation Purposes	$440	$621	$762	$1,472
*	Financial metric adjusted to exclude impacts of transactions or events that arose after the financial performance goals were set.

Commercial Metals Company    2022 Proxy Statement    A-1

APPENDIX A

ROICC

Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. ROICC is net adjusted operating profit, using the Company’s projected effective tax rate, divided by the sum of stockholders equity, long-term debt, current maturities of long-term debt, less cash and cash equivalents in excess of base cash, averaged using the beginning, ending and quarterly interim balances over a twelve-month period and in each case adjusted to exclude impacts related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set. See above for the reconciliation of Adjusted Earnings to earnings from continuing operations before taxes. ROICC may be inconsistent with similar measures presented by other companies. The following table provides the calculation of net adjusted operating profit and invested capital for compensation purposes, which are used to calculate ROICC:

Amounts Shown in Millions, except percentages	2019	2020	2021	2022
Adjusted Earnings Before Taxes for Compensation Purposes	$284	$423	$548	$1,258
Plus: Interest expense	71	62	52	51
Adjusted Operating Profit	$355	$485	$600	$1,309
Less: Income taxes at projected effective tax rate	80	119	162	383

Net Adjusted Operating Profit	$275	$366	$438	$926
Average total stockholders’ equity*	1,534	1,755	2,057	2,730
Average long-term debt*	1,258	1,154	1,035	1,138
Average current maturities of long-term debt*	41	17	23	159
Less: Average cash and cash equivalents in excess of base cash*	11	131	263	361
Invested Capital for Compensation Purposes	$2,822	$2,795	$2,852	$3,666
Return on Invested Capital for Compensation Purposes	9.7%	13.1%	15.4%	25.3%
*	Financial metric adjusted to exclude impacts of transactions or events that arose after the financial performance goals were set.

Return on Invested Capital

Return on Invested Capital is a non-GAAP financial measure. Return on Invested Capital is defined as net operating profit, using the statutory tax rate, divided by total assets less cash and cash equivalents less non-interest bearing liabilities, averaged using the beginning, ending and quarterly interim balances over a twelve-month period. Return on Invested Capital may be inconsistent with similar measures presented by other companies. The following table provides the calculation of net operating profit and invested capital, which are used to calculate Return on Invested Capital:

Amounts Shown in Thousands, except percentage	2022
Earnings from Continuing Operations before Income Taxes	$1,515,147
Plus: Interest expense	50,709
Plus: Acquisition and integration related costs	8,651
Plus: Loss on extinguishment of debt	16,052
Plus: Asset impairments	4,926
Plus: Purchase accounting effect on inventory	8,675
Less: Gain on sale of assets	(275,422)
Operating Profit	$1,328,738
Less: Income taxes at statutory rate	316,240

Net Operating Profit	$1,012,498
Average total assets	5,441,776
Less: Average cash and cash equivalents	568,450
Less: Average accounts payable	442,134
Less: Average accrued expenses and other payables	456,820
Invested Capital	$3,974,372
Return on Invested Capital	25.5%

Commercial Metals Company    2022 Proxy Statement    A-2

CMC Commercial Metals YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET
Go To: www.proxypush.com/CMC Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 Have your Proxy Card ready
Follow the simple instructions to record your vote PHONE Call 1-866-362-4503 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Commercial Metals Company Annual Meeting of Stockholders For Stockholders of Record as of November 14, 2022 TIME: Wednesday, January 11, 2023 10:00 AM, Central Time PLACE: 6565 North MacArthur Boulevard, CMC Hall, 9th Floor Irving, TX 75039 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Barbara R. Smith, Paul J. Lawrence and Jody K. Absher (each a “Proxy Holder”, and collectively, the “Proxy Holders”) , and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Commercial Metals Company which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS 2 AND 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Proxy Holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxy Holders cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Commercial Metals Company Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE : FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. The election of the two persons named below to serve as Class I directors until the 2026 annual meeting of stockholders and until their successors are elected; FOR AGAINST ABSTAIN 1.01 Peter R. Matt FOR 1.02 Sarah E. Raiss FOR FOR AGAINST ABSTAIN 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public FOR accounting firm for the fiscal year ending August 31, 2023; and 3. An advisory vote on executive compensation. FOR NOTE:    Such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting will be voted on by the Proxy Holders in their discretion. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date